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                                                                    EXHIBIT 2.02



                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                   CSR, INC.

                                      AND

                    THE MEGA FORCE STAFFING COMPANIES, INC.

                         Dated as of: December 3, 1997

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                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER, dated as of December 3, 1997 (this "Agreement"), is entered into by and between CSR, INC., a Delaware corporation ("CSR"), and THE MEGA FORCE STAFFING COMPANIES, INC., a Delaware corporation ("MFSC"). CSR and MFSC are each referred to herein individually as a "Party" and collectively as the "Parties."

                                   RECITALS

          A. The respective boards of directors of MFSC and CSR have approved the combination of the businesses of CSR and MFSC pursuant to the terms of this Agreement.

          B. In furtherance of such combination, the respective boards of directors of MFSC and CSR have approved the merger of CSR with and into MFSC, with MFSC being the surviving corporation (the "Merger"), pursuant to the terms of this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the "Delaware Law").

          C. The board of directors of MFSC has resolved to recommend the Merger and the adoption of this Agreement to the MFSC Stockholders (as defined below), subject to the terms, conditions and agreements set forth hereinafter.

          D. The board of directors of CSR has resolved to recommend the Merger and the adoption of this Agreement to the CSR Stockholders (as defined below), subject to the terms, conditions and agreements set forth hereinafter.

                                   AGREEMENT

          NOW THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

                                   ARTICLE I.

     1.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

     "Advisors" shall have the meaning set forth in Section 6.2.

     "Affiliate" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Without limiting the foregoing, all directors and officers of a Person (as defined below) that is a corporation, all managing partners of a Person that is a partnership and all managing members of a Person that is a limited liability company shall be deemed Affiliates of such Person for all purposes hereunder.

     "Agreement" shall mean this Agreement and Plan of Merger.


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          "Applicable Contract" shall mean any Contract (a) under which any
Party has or may acquire any rights, (b) under which any Party has or may become subject to any obligation or Liability, or (c) by which any Party or any of the assets owned or used by it is or may become bound.

          "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a Material Adverse Change in the benefits to such Person of this Agreement and the Transactions.

          "Breach" shall mean, and a breach of a representation, warranty, covenant, obligation, or other provision of this Agreement or any Transaction Documents will be deemed to have occurred if there is or has been, (a) any material inaccuracy in or material breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was materially inconsistent with such representation, warranty, covenant, obligation, or other provision.

          "CSR" shall mean CSR, Inc., a Delaware corporation, prior to the Effective Date.

          "CSR Accounts Receivable" shall have the meaning set forth in Section 4.8.

          "CSR Balance Sheet" shall have the meaning set forth in Section 4.4.

          "CSR Certificates" shall have the meaning set forth in Section 2.6(a).

          "CSR Closing Documents" shall have the meaning set forth in Section 4.2(a).

          "CSR Common Stock" shall mean the common stock, par value $.01, of CSR.

          "CSR Copyrights" shall have the meaning set forth in Section 4.20(a).

          "CSR Dissenting Shares" shall mean the CSR Common Stock and CSR Preferred Stock held by any CSR Stockholder who becomes entitled to the payment of fair value for his CSR Common Stock or CSR Preferred Stock, as the case may be, under the Delaware Law if the Delaware Law provides for such payment in connection with the Merger.

          "CSR Exchange Agent" shall mean CSR in its role as the agent of the CSR Stockholders and for the purposes provided in Sections 2.5 and 2.6.

          "CSR Financial Statements" shall have the meaning set forth in Section 4.4.

          "CSR Indemnified Parties" shall have the meaning sat forth in Section 10.2(b).

          "CSR Intellectual Property Assets" shall have the meaning set forth in
Section 4.20(a).

          "CSR Interim Balance Sheet" shall have the meaning set forth in
Section 4.4.



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          "CSR Marks" shall have the meaning set forth in Section 4.20(a).

          "CSR Other Benefit Obligation" shall mean an Other Benefit Obligation owed, adopted or followed by CSR or an ERISA Affiliate CSR.

          "CSR Patents" shall have the meaning set forth in Section 4.20(a).

          "CSR Plan" shall mean all Plans of which CSR or an ERISA Affiliate of CSR is or was a Plan Sponsor, or to which CSR or an ERISA Affiliate of CSR otherwise contributes or has contributed, or in which CSR or an ERISA Affiliate of CSR otherwise participates or has participated. All references to Plans in
Section 4.12 are to CSR Plans unless the context requires otherwise.

          "CSR Preferred Stock" shall mean the Series A Preferred Stock, par value $.01 per share, of CSR.

          "CSR Stockholders" shall mean (i) the holders of the CSR Common Stock and CSR Preferred Stock prior to the effectiveness of the Merger and (ii) the Persons described in clause (i) above and their permitted transferees after the effectiveness of the Merger.

          "CSR Stockholders' Consent" shall have the meaning set forth in
Section 2.1.

          "CSR Trade Secrets" shall have the meaning set forth in Section
4.20(a).

          "CSR VEBA" shall mean a VEBA whose members include employees of CSR or any ERISA Affiliate of CSR.

          "CERCLA" shall mean the United States Comprehensive Environmental Response, Compensation, and Liability Act. 42 U.S.C. Section 9601 et seq., as amended.

          "Certificate of Merger" shall mean that certain Certificate of Merger dated as of the Effective Date, substantially in the form of Exhibit I hereto.

          "Claim" shall have the meaning set forth in Section 10.2(d).

          "Claim Notice" shall have the meaning set forth in Section 10.2(d).

          "Cleanup" shall mean any investigation, cleanup, removal, containment or other redemption or response actions.

          "Closing" shall mean the closing of the Transactions on the Effective Date at and as of the Effective Time.

          "Consent" shall mean any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

          "Constituent Corporations" shall have the meaning set forth in Section 2.2.


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          "Contract" shall mean any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

          Damages" shall have the meaning set forth in Section 10.2(a) hereof.

          "Delaware Law" shall have the meaning set forth in Recital B.

          "Disclosure Schedules" shall mean the schedules prepared and delivered by each Party for and to the other Parties and dated as of the date hereof, which set forth the exceptions to the representations and warranties contained herein and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedules.

          "Effective Date" shall have the meaning set forth in Section 2.2.

          "Effective Time" shall have the meaning set forth in Section 2.2.

          "Employment Agreements" shall have the meaning set forth in Section 3.2(f).

          "Encumbrance" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

          "Environment" shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

          "Environmental, Health and Safety Liabilities" shall mean any cost, damage, expense, liability, obligation or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

          (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any Cleanup required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

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          (d) any other compliance, corrective, investigative or remedial measures required under Environmental or Occupational Safety and Health
     Law.

          The terms "removal," "remedial" and "response action" include the types of activities covered by CERCLA.

          "Environmental Law" shall mean all federal, state, district, local and foreign laws, all rules or regulations promulgated thereunder and all orders, consent orders, judgments, notices, permits, or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the Environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation
(i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, materials, wastes, or other substances into the Environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport, or other handling of pollutants, contaminants, chemicals, industrial materials, wastes, or other substances. Environmental Laws shall include, without limitation, CERCLA, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, California Health & Safety Code (Section 25100 et seq., Section 39000 et seq.), and California Water Code (Section 13000, et seq.), and all analogous laws promulgated or issued by any state or other governmental authority.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "ERISA Affiliate" shall mean any other Person that, together with the subject company, would be treated as a single employer under IRC Section 414(b) or (c), and, solely for the purposes of potential liability under ERISA Section 302(c)(ii) and IRC Section 412(c)(ii) and the lien created under ERISA Section 302(f) and IRC Section 412(n), under IRC Section 414(m) or (o).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Facilities" shall mean any real property, leaseholds, or other interests currently or formerly owned or operated by a Party (or any of its Subsidiaries) and any buildings, plants, structures, or equipment (including motor vehicles, tank cars and rolling stock) currently or formerly owned or operated by a Party (or any of its Subsidiaries).

          "Family" shall mean, with respect to any individual, (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual.

          "GAAP" shall mean United States generally accepted accounting principles, applied on a consistent basis.


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          "Governmental Authorization" shall mean any approval, Consent, license, permit, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

          "Governmental Body" shall mean any:

          (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

          (d) multi-national organization or body; or

          (e) body exercising, or emitted to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

          "Hazardous Activity" shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement,, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment, and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Parties.

          "Hazardous Materials" shall mean any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant subject to regulation, control or remediation under any Environmental Law (whether solids, liquids or gases), including any mixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, polychlorinated biphenyls and asbestos or asbestos-containing materials.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and all regulations and rules issued pursuant to that Act or any successor law.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended, or any successor law.

          "IRS" shall mean the United States Internal Revenue Service or any successor agency.

          "Knowledge" shall mean, and an individual will be deemed to have "Knowledge" of a particular fan or other matter if:

          (a) such individual is actually aware of such fact or other matter; or


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          (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

          A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, managing member, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

          "Legal Requirement" mean any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

          "Liability" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether known, unknown, accrued, absolute, contingent, matured or unmatured.

          "Make-Whole Distribution" shall have the meaning set forth in Section 10.2(e).

          "Material Adverse Effect" or "Material Adverse Change" shall mean any significant and substantial adverse effect or change in the condition (financial or other), business, results of operations, liabilities or operations of any Party, its business and/or assets or on the ability of such Party or its stockholders or shareholders, as the case may be, to consummate the Transactions, or any event or condition which would, with the passage of time, constitute a "Material Adverse Effect" or "Material Adverse Change."

          "Material Interest" shall mean direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

          "MFSC" shall mean The Mega Force Staffing Companies, Inc., a Delaware corporation.

          "MFSC Accounts Receivable" shall have the meaning set forth in Section 5.8.

          "MFSC Balance Sheets" shall have the meaning set forth in Section 5.4.

          "MFSC Certificates" shall have the meaning set forth in Section
2.6(a).

          "MFSC Closing Documents" shall have the meaning set forth in Section 5.2(a).

          "MFSC Common Stock" shall mean, collectively, the MFSC Voting Common Stock and the MFSC Non-Voting Common Stock.

          "MFSC Copyrights" shall have the meaning set forth in Section 5.20(a).

          "MFSC Dissenting Shares" shall mean the MFSC Voting Common Stock or MFSC Non-Voting Common Stock held by any MFSC Stockholder who becomes entitled to the payment of


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fair value for his MFSC Voting Common Stock or MFSC Non-Voting Common Stock
under the Delaware Law if the Delaware Law provides for such payment in connection with the Merger.

          "MFSC Exchange Agent" shall mean MFSC in its role as the agent of the MFSC Stockholders and for the purposes provided in Sections 2.5 and 2.6.

          "MFSC Financial Statements" shall have the meaning set forth in
Section 5.4.

          "MFSC Indemnified Parties" shall have the meaning set forth in Section 10.2(a).

          "MFSC Intellectual Property Assets" shall have the meaning set forth in Section 5.20(a).

          "MFSC Interim Balance Sheet" shall have the meaning set forth in
Section 5.4.

          "MFSC Marks" shall have the meaning set forth in Section 5.20(a).

          "MFSC Non-Voting Common Stock" shall mean the class B non-voting common stock, par value $.01 per share, of MFSC.

          "MFSC Other Benefit Obligation" shall mean an Other Benefit Obligation owed, adopted or followed by MFSC or an ERISA Affiliate of MFSC.

          "MFSC Patents" shall have the meaning set forth in Section 5.20(a).

          "MFSC Plan" shall mean all Plans of which MFSC or an ERISA Affiliate of MFSC is or was a Plan Sponsor, or to which MFSC or an ERISA Affiliate of MFSC otherwise contributes or has contributed, or in which MFSC or an ERISA Affiliate of MFSC otherwise participates or has participated. All references to Plans in
Section 5.12 are to MFSC Plans unless the context requires otherwise.

          "MFSC Stockholders" shall mean (i) the holders of the MFSC Common Stock prior to the effectiveness of the Merger and (ii) the holders of MFSC Common Stock after the effectiveness of the Merger to the extent that such Persons (x) obtained such MFSC Common Stock as Merger Consideration upon conversion of their MFSC Non-Voting Common Stock upon the effectiveness of the Merger or (y) held such MFSC Common Stock immediately prior to the effectiveness of the Merger, and the permitted transferees of such Persons.

          "MFSC Stockholders' Consent" shall have the meaning set forth in
Section 2.1.

          "MFSC Trade Secrets" shall have the meaning set forth in Section 5.20(a).

          "MFSC VEBA" shall mean a VEBA whose members include employees of MFSC or any ERISA Affiliate of MFSC.

          "MFSC Voting Common Stock" shall mean the class A common stock, par value $.01 per share, of MFSC, and, after the Effective Time, shall mean the common stock, par value $.01 per share, of the Surviving Corporation.


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          "Merger" shall have the meaning set forth in Recital B.

          "Merger Consideration" shall have the meaning set forth in Section 2.3(a).
          "Multi-Employer Plan" shall have the meaning set forth in ERISA
Section 3(37)(A).

          "New Certificate" shall have the meaning set forth in Section 2.6(a).

          "Occupational Safety and Health Law" shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

          "Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

          "Ordinary Course of Business" shall describe any action taken by a Person if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required by applicable law or the Organizational Documents of such Person to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be authorized by the parent company (if any) of such Person; and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

          "Organizational Documents" shall mean (i) the articles or certificate of incorporation, all certificates of determination or designation and the bylaws of the subject corporation, (ii) the partnership agreement and any statement of partnership of the subject general partnership, (iii) the limited partnership agreement and certificate of limited partnership of the subject limited partnership, (iv) the certificate of formation and operating agreement or limited liability company agreement of the subject limited liability company, and (v) any other charter or similar document adopted or filed in connection with the creation, formation or organization of the subject Person, and all amendments to any of the foregoing.

          "Other Benefit Obligations" shall mean all obligations, arrangements or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees or agents, other than obligations, arrangements and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies and fringe benefits within the meaning of IRC Section 132.

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          "Party" shall have the meaning set forth in the preamble hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

          "Pension Plan" shall have the meaning set forth in ERISA Section 3(2)(A).

          "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

          "Plan" shall have the meaning set forth in ERISA Section 3(3).

          "Plan Sponsor" shall have the meaning set forth in ERISA Section 3(16)(B).

          "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

          "Proposed Acquisition Transaction" shall have the meaning set forth in
Section 6.8.

          "Qualified Plan" shall mean any Plan that meets or purports to meet the requirements of IRC Section 401(a).

          "Registration Rights Agreement" shall have the meaning set forth in
Section 3.2(d).

          "Related Person" shall mean with respect to a particular individual:

          (a) each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, managing member, executor or trustee (or in a similar capacity).

          With respect to a specified Person other than an individual:

          (u) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (v) any Person that holds a Material Interest in such specified
     Person;


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          (w) each Person that serves as a director, officer, partner, managing member, executor or trustee of such specified Person (or in a similar capacity);

          (x) any Person in which such specified Person holds a Material
     Interest;

          (y) any Person with respect to which such specified Person serves as a general partner, managing member or a trustee (or in a similar capacity); and

          (z) any Related Person of any individual described in clause (v) or
     (w).

          "Release" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

          "Representative" shall mean any officer, director, principal, attorney, agent, employee or other representative.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Stockholders' Agreement" shall have the meaning set forth in Section 3.2(e).

          "Stockholders' Consents" shall have the meaning set forth in Section 2.1.

          "Stone Documents" shall have the meaning set forth in Section 3.2(g).

          "Subsidiary" shall mean, with respect to any Person (for the purposes of this definition, the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

          "Surviving Corporation" shall have the meaning set forth in Section
2.2.

          "Tax" or "Taxes" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other governmental charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including, without limitation, interest, penalties and additions in connection therewith.

          "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.



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
          "Threat of Release" shall mean a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

          "Threatened" shall describe any claim, Proceeding, dispute, action or other matter if any such claim, Proceeding, dispute, action or other matter has been made in writing or, to the Knowledge of a Person, by means of any other notice, or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

          "Title IV Plans" shall mean all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multi-Employer Plans.

          "Transaction Documents" shall mean this Agreement, the Certificate of Merger, the Employment Agreements, the Stone Documents, the Stockholders' Agreement and the Registration Rights Agreement and all other documents or instruments executed, filed or otherwise prepared, exchanged or delivered in accordance with this Agreement.

          "Transactions" shall mean the Merger and the other transactions contemplated by the Transaction Documents.

          "VEBA" shall mean a voluntary employees' beneficiary association which is exempt or purported to be exempt from federal taxation under IRC Section 501(c)(9).

          "Welfare Plan" shall have the meaning given in ERISA Section 3(1).

                                 ARTICLE II.

                                  THE MERGER

          2.1 Approval of the Transactions. The Transactions and the Transaction Documents shall be submitted for adoption and approval of the MFSC Stockholders in a manner allowed under the Delaware Law (the "MFSC Stockholders' Consent"). The Transactions and the Transaction Documents shall be submitted for adoption and approval to the CSR Stockholders in a manner allowed under the Delaware Law (individually, the "CSR Stockholders' Consent" and together with the MFSC Stockholders' Consent, the "Stockholders' Consents"). MFSC and CSR shall coordinate and cooperate with respect to the timing of such Stockholders' Consents. The board of directors of MFSC shall recommend that the MFSC Stockholders approve and adopt this Agreement, the other Transaction Documents and the Transactions. The board of directors of CSR shall recommend that the CSR Stockholders approve and adopt this Agreement, the other Transaction Documents and the Transactions.

          2.2 The Merger. As soon as practicable after the satisfaction or waiver of the conditions contained herein, the Parties hereto will cause the Merger to be consummated by filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the time of such filing being the "Effective Time," and the date upon which the Effective Time occurs, the "Effective Date"), which certificate shall be in the form of Exhibit I attached hereto. At the Effective Time, in accordance with this Agreement and the Delaware Law, CSR shall be merged with and into MFSC, the separate existence of CSR (except as may be continued by operation of law) shall cease, and MFSC shall continue as the surviving corporation. MFSC and CSR are sometimes referred to herein as the "Constituent Corporations," and MFSC (following the consummation of the Merger) is sometimes referred to herein as the "Surviving Corporation." The Certificate of Merger shall (i) provide that the name of the Surviving Corporation shall be changed from "The Mega Force Staffing Companies, Inc." to "Corporate Staffing Resources, Inc." and (ii) shall amend and restate the certificate of incorporation of the Surviving Corporation in the manner set forth in Exhibit I hereto.

          2.3 Effect of the Merger.

          (a) Except for MFSC Dissenting Shares, CSR Dissenting Shares or shares of MFSC Common Stock, CSR Common Stock and CSR Preferred Stock described in
Section 2.3(b), and in each case subject to adjustment as provided in Section 2.6(e), (i) each share of MFSC Non-Voting Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into
0.3994 fully paid and nonassessable shares of MFSC Voting Common Stock, (ii) each share of CSR Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into 5.9871 fully paid and nonassessable shares of MFSC Voting Common Stock, (iii) each share of CSR Preferred Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into 7.8975 fully paid and nonassessable shares of MFSC Voting Common Stock and (iv) the 258,944 warrants held by Creditanstalt-Bankverein, Cayman Islands Branch, each of which is presently exercisable into one (1) share of either MFSC Voting Common Stock or MFSC Non-Voting Common Stock, at an exercise price of $.01 per warrant (the "Creditanstalt Warrants"), shall automatically be converted into 258,944 warrants each of which shall be exercisable into .699718858 shares of MFSC Voting Common Stock, at an exercise price of $.01 per warrant, and such warrants shall be exercised immediately after the Effective Time. The MFSC shares of MFSC Voting Common Stock into which MFSC Non-Voting Common Stock, CSR Common Stock and CSR Preferred Stock have been automatically converted as a result of the Merger, plus cash in lieu of any fractional share pursuant to Section 2.6(f), are sometimes collectively referred to herein as the "Merger Consideration." With respect to any shares of CSR Common Stock that were issued pursuant to the CSR, Inc. Employee Stock Incentive Plan, the Merger Consideration will be issued pursuant to an MFSC employee stock incentive plan. Immediately following consummation of the Merger and the transactions contemplated by the Stone Documents (and assuming further that there are no CSR Dissenting Shares and that there are no MFSC Dissenting Shares), the CSR Stockholders will own, in the aggregate, 45.72% of the outstanding capital stock of the Surviving Corporation and the MFSC Stockholders will own, in the aggregate, 54.28% of the outstanding stock of the Surviving Corporation.

          (b) Each share of MFSC Non-Voting Common Stock, CSR Common Stock and CSR Preferred Stock held in treasury by MFSC or owned by CSR shall be cancelled and retired, and no payment or conversion into Merger Consideration shall be made with respect thereto.

          (c) At and after the Effective Date, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all singular rights, privileges, powers and franchises of either of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, Liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and Liabilities had been incurred by it.

          2.4 MFSC Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, MFSC Dissenting Shares, if any, shall not be converted into the Merger Consideration or the right to receive cash in lieu of fractional shares of MFSC Common Stock, but holders of such MFSC Dissenting Shares shall be entitled to receive payment of the appraised value of such shares (which payment shall be made from the assets of MFSC) in accordance with the provisions of
Section 262 of the Delaware Law, except that any MFSC Dissenting Shares held by a stockholder who shall thereafter withdraw such demand for appraisal of such shares, or shall lose the right to appraisal as provided in such Section 262, shall thereupon be deemed to have been converted at the Effective Time into the Merger Consideration, subject to adjustment as set forth in Section 2.6(e). The MFSC Exchange Agent shall direct all negotiations and proceedings with respect to demands for appraisals under the Delaware Law and shall be responsible for paying any and all amounts required to be paid to holders of MFSC Dissenting Shares thereunder and any other amounts due to the MFSC Dissenting Stockholders as a result of this Agreement and the consummation of the Transactions.

          2.5 CSR Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, CSR Dissenting Shares, if any, shall not be converted into the Merger Consideration or the right to receive cash in lieu of fractional shares of MFSC Common Stock, but holders of such Dissenting Shares shall be entitled to receive payment of the appraised value of such shares (which payment shall be made from the assets of CSR) in accordance with the provisions of Section 262 of the Delaware Law, except that any CSR Dissenting Shares held by a stockholder who shall thereafter withdraw such demand for appraisal of such shares, or shall lose the right to appraisal as provided in such Section 262, shall thereupon be deemed to have been converted at the Effective Time into the Merger Consideration, subject to adjustment as sat forth in Section 2.6(e). The CSR Exchange Agent shall direct all negotiations and proceedings with respect to demands for appraisals under the Delaware Law and shall be responsible for paying any and all amounts required to be paid to holders of CSR Dissenting Shares thereunder and any other amounts due to the CSR Dissenting Stockholders as a result of this Agreement and the consummation of the Transactions.

          2.6 Surrender and Payment.

              (a) Prior to the Effective Time, CSR and MFSC shall appoint (i) MFSC to act as the MFSC Exchange Agent for the purpose of exchanging certificates which, prior to the Effective Time, represented shares of MFSC Non-Voting Common Stock that are not MFSC Dissenting Shares (the "MFSC Certificates") for the certificates representing the applicable Merger Consideration (the "New Certificates") and (ii) MFSC to act as the CSR Exchange Agent for the purpose of exchanging certificates which, prior to the Effective Time, represented shares of CSR Common Stock and CSR Preferred Stock that are not CSR Dissenting Shares (the "CSR Certificates") for New Certificates. At the Effective Time, MFSC shall deposit or cause to be deposited with the CSR Exchange Agent and the MFSC Exchange Agent such New Certificates and any requisite cash for payments in lieu of fractional shares of MFSC Common Stock pursuant to Section 2.6(f). The MFSC Exchange Agent will send to each holder of shares of MFSC Non-Voting Common Stock a letter of transmittal (or other appropriate notification and transmittal document) for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the MFSC Certificates to the MFSC Exchange
Agent). The MFSC Exchange Agent shall cancel all such MFSC Certificates. The CSR Exchange Agent will send to each holder of shares of CSR Common Stock and CSR Preferred Stock a letter of transmittal (or other appropriate notification and transmittal document) for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the CSR Certificates to the CSR Exchange Agent). The CSR Exchange Agent shall cancel all such CSR Certificates and shall promptly deliver them to MFSC.

              (b) Each holder of shares of MFSC Non-Voting Common Stock, CSR Common Stock or CSR Preferred Stock that have been converted into the Merger Consideration, upon surrender to the CSR Exchange Agent or the MFSC Exchange Agent (as the case may be) of the CSR Certificate or Certificates or MFSC Certificate or Certificates (as the case may be) which, prior to the Effective Time, represented such shares of MFSC Non-Voting Common Stock, CSR Common Stock or CSR Preferred Stock (as the case may be), together with a properly completed letter of transmittal or other appropriate document covering such shares of MFSC Non-Voting Common Stock, CSR Common Stock or CSR Preferred Stock (as the case may be), will be entitled to receive the Merger Consideration exchangeable for such shares of MFSC Non-Voting Common Stock, CSR Common Stock or CSR Preferred Stock (as the case may be) in accordance with the provisions of Section 2.3(a) hereof, subject to adjustment pursuant to Section 2.6(e). Until so surrendered, each such MFSC Certificate and CSR Certificate shall after the Effective Time represent for all purposes only the right to receive the applicable Merger Consideration from the CSR Exchange Agent or the MFSC Exchange Agent (as the case may be) as provided herein.

              (c) If any Merger Consideration is to be paid other than to (i) the registered holder of the shares of MFSC Non-Voting Common Stock represented by the MFSC Certificate or Certificates surrendered in exchange therefor or (ii) the registered holder of the shares of CSR Common Stock or CSR Preferred Stock represented by the CSR Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the MFSC Certificate or Certificates or CSR Certificate or Certificates (as the case may be) so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Surviving Corporation any transfer or other taxes required as a result of such payment or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

              (d) After the Effective Time, there shall be no further registration or transfers of shares of CSR Common Stock or CSR Preferred Stock on the stock transfer books of CSR or of the MFSC Non-Voting Common Stock on the transfer books of MFSC. If, after the Effective Time, MFSC Certificate or CSR Certificates are presented to the Surviving Corporation they shall be cancelled and exchanged for that amount of Merger Consideration as may be required in accordance with the procedures set forth in this Article II.

              (e) If, on or after the date of this Agreement and prior to the Effective Time, the outstanding capitalization of MFSC or CSR shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange or shares or readjustment, or a stock dividend or other extraordinary dividend or distribution thereon shall be declared with a record date within said period, the amount of Merger Consideration into which shares of MFSC Non-Voting Common Stock or CSR Common Stock or CSR Preferred Stock (as the case may be) are to be converted shall be correspondingly adjusted.

              (f) No fractional shares of MFSC Common Stock shall be issued as Merger Consideration, but in lieu thereof each MFSC Stockholder and CSR Stockholder who would otherwise be entitled to receive a fraction of a share of MFSC Common Stock shall receive from the MFSC Exchange Agent or the CSR Exchange Agent an amount of cash equal to the product of (i) the fraction of a MFSC Share to which such holder would otherwise be entitled multiplied by (ii) Ten Dollars ($10).

          2.7 Tax-Free Reorganization. The Merger is intended to be a reorganization within the meaning of Section 368(a) of the IRC, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the IRC.

                                  ARTICLE III

                                    CLOSING

          3.1 Closing. Upon the terms and subject to the conditions set forth herein, the Closing shall be held at 10:00 a.m. local time on the Effective Date (or as soon thereafter on such date as is practicable) at the offices of Latham & Watkins, New York, NY unless the Parties hereto otherwise agree.

          3.2 Deliveries at Closing. At the Closing the following actions shall be taken:

          (a) Delivery of Merger Consideration. MFSC will deliver to the MFSC Exchange Agent and the CSR Exchange Agent that amount of Merger Consideration to be issued in the Merger pursuant to Section 2.3(a) hereof.

          (b) Delivery of Certificates. The MFSC Exchange Agent will deliver to MFSC all of the MFSC Certificates delivered to the MFSC Exchange Agent as contemplated by Section 2.6. The CSR Exchange Agent will deliver to MFSC all of the CSR Certificates delivered to the CSR Exchange Agent as contemplated by
Section 2.6.

          (c) Certificate of Merger. The Certificate of Merger will have been filed with the Secretary of State of the State of Delaware.

          (d) Registration Rights Agreement. A Registration Rights Agreement in the form set forth as Exhibit A shall have been entered into by and among MFSC and its stockholders and shall have become effective in accordance with its terms.

          (e) Stockholders' Agreement. A Stockholders' Agreement in a form mutually acceptable to the Parties and containing the terms set forth in Exhibit B shall have been entered into by and among MFSC and its stockholders and shall have become effective in accordance with its terms.

          (f) Employment Agreements. MFSC shall enter into employment agreements in substantially the form of Exhibit C (collectively, the "Employment Agreements") with William W. Wilkinson, D. Crawford Gallimore, William J. Wilkinson, Jerry F. Stone and T. Wayne McCreight.

          (g) Stone Documents. MFSC shall (i) enter into a consulting agreement with H. Ronald Stone, substantially in the form of Exhibit D, (ii) enter into stock purchase agreements with

H. Ronald Stone and Jerry F. Stone, substantially in the form of Exhibit E,
(iii) enter into an acknowledgement and consent agreement regarding promissory notes from H. Ronald Stone and Jerry F. Stone, substantially in the form of Exhibit F, (iv) enter into a note repayment agreement with H. Ronald Stone, substantially in the form of Exhibit G, (v) enter into a waiver agreement with the MFSC Stockholders, substantially in the form of Exhibit H and (vi) enter into an agreement with Christopher N. Jones, substantially in the form of Exhibit J (the documents described in clauses (i) through (vi) above are collectively referred to herein as the "Stone Documents").

              (h) CSR Certificates. CSR will deliver the certificates and other items described in Section 8.4 or as otherwise reasonably required by MFSC and such other evidence of the performance of all the covenants and the satisfaction of all conditions required of CSR by this Agreement and as MFSC shall reasonably require.

              (i) MFSC Certificates. MFSC will deliver the certificates and other items described in Section 7.4 or as otherwise reasonably required by CSR and such other evidence of the performance of all the covenants and the satisfaction of all conditions required of MFSC by this Agreement and as CSR shall reasonably require.

              (j) Other Transaction Documents. The Parties shall deliver such other Transaction Documents as shall be reasonably necessary to consummate the Transactions.

                                  ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF CSR

              CSR represents and warrants to MFSC that the following representations and warranties are, as of the date hereof, and will be, immediately prior to the Effective Time, true and correct:

          4.1 Organization and Good Standing.

              (a) Each of CSR and each of its Subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Contracts to which it is a party. Each of CSR and each of its Subsidiaries is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conduced by it, requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on CSR or such Subsidiary, as the case may be. Schedule 4.1 contains a complete and accurate list of jurisdictions in which CSR or any of its Subsidiaries is authorized to do business.

          (b) Subsidiaries. Schedule 4.1 contains a true and complete list of all Subsidiaries of CSR. Except for the Subsidiaries of CSR set forth on
Schedule 4.1, CSR has no Subsidiaries and, except as otherwise set forth on
Schedule 4.1, CSR does not have any direct or indirect stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity.

          4.2 Authority; Conflict.

              (a) This Agreement and the other Transaction Documents to which CSR is a party (the "CSR Closing Documents") have been duly executed and delivered by CSR and constitute the legal, valid, and binding obligations of CSR, enforceable against CSR in accordance with their respective terms, in each case except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law. CSR has all requisite power, authority and capacity to execute and deliver this Agreement and the CSR Closing Documents and to perform its obligations under this Agreement and the CSR Closing Documents.

              (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement and the CSR Closing Documents nor the consummation or performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of CSR or any of its Subsidiaries or (B) any resolution adopted by the board of directors of CSR or any of its Subsidiaries;

                  (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which CSR or any of its Subsidiaries, or any of the assets owned or used by CSR or any of its Subsidiaries, may be subject;

                  (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by CSR or any of its Subsidiaries or that otherwise relates to the business of, or any of the assets owned or used by, CSR or any of its Subsidiaries;

                  (iv) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract of CSR; or

                  (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by CSR or any of its Subsidiaries,

except in the case of each of clauses (ii) through (v) above, for such contravention's, conflicts, violations, Liabilities, reassessments, reevaluations, breaches or creations of Encumbrances which, individually and in the aggregate, would not have a Material Adverse Effect on CSR and its Subsidiaries.

          Except as set forth in Schedule 4.2, neither CSR nor any of its Subsidiaries is, or will be, required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions.

          4.3 Capitalization. Schedule 4.3 contains a complete and accurate description of the capitalization of CSR and each of its Subsidiaries (including the identity of each shareholder (or holder of other equity interest) of CSR and each Subsidiary and the number of shares (or other equity interests) held by each such Person). The holders listed on Schedule 4.3 have, or will have at Closing, title to all of the outstanding shares of capital stock of CSR, free and clear of all Encumbrances. All of the outstanding shares of capital stock and other ownership interests of CSR and its Subsidiaries are and will be, as of the Effective Date, duly authorized, validly issued, fully paid and non-assessable. There are no outstanding subscriptions, calls, commitments, warrants or options for the purchase or issuance of shares of any capital stock or other securities of CSR or any of its Subsidiaries or any securities convertible into or exchangeable for shares of capital stock or other securities issued by CSR or any of its Subsidiaries, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issued by CSR or any of its Subsidiaries. None of the outstanding capital stock or equity interests or other securities of CSR and its Subsidiaries was issued in violation of the Securities Act.

          4.4 Financial Statements. CSR has delivered to MFSC: (a) audited consolidated balance sheets of Corporate Staffing Resources, Inc. as of December 31 for each of the fiscal years 1994 and 1995 and the related audited consolidated statements of income, changes in shareholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Crowe Chizek & Company, independent certified public accountants, (b) an audited consolidated balance sheet of Corporate Staffing Resources, Inc. as of December 31, 1996 (including the notes thereto, the "CSR Balance Sheet"), and the related consolidated statements of income, changes in shareholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Crowe Chizek & Company, independent certified public accountants, including in each case the notes thereto and (c) an unaudited consolidated balance sheet of CSR as of September 30, 1997 (the "CSR Interim Balance Sheet")
(collectively, clauses (a), (b) and (c) above are referred to herein as the "CSR Financial Statements"). The CSR Financial Statements fairly and accurately present the financial condition and the results of operations, income, expenses, assets, liabilities, changes in stockholders' equity, and cash flow of CSR and its Subsidiaries as of the respective dates of, and for the periods referred to in, the CSR Financial Statements, all in accordance with GAAP; the CSR Financial Statements reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than CSR and its Subsidiaries are required by GAAP to be included in the CSR Financial Statements. The CSR Balance Sheet and the income statement contain adequate accruals. The information and data provided by CSR and its Representatives in response the due diligence requests of MFSC and its Representatives, are true, correct, complete and reasonable.

          4.5 Books and Records. The books of account, minute books, stock record books, and other records of CSR and its Subsidiaries, all of which have been made available to MFSC, are complete and correct and, in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13((b)(2)) of the Exchange Act (regardless of whether or not CSR or any of its Subsidiaries is subject to that Section), including the maintenance of an adequate system of internal controls, and, with respect to the books of account, fairly and accurately reflect the income, expenses, assets and liabilities of CSR and its Subsidiaries. The minute books of CSR and its Subsidiaries contain, in all material respects, accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the board of directors, and committees of the board of directors of CSR and its Subsidiaries, and no meeting of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

          4.6 Title to Properties; Encumbrances. Neither CSR nor any of its Subsidiaries owns, and since its inception has not owned, any real property or any interest, other than a leasehold interest, in any real property. Schedule
4.6 contains a complete and accurate list of all leasehold interests in real property owned by CSR or any of its Subsidiaries. Schedule 4.6 lists and describes all real property leased by CSR or any of its Subsidiaries. CSR has delivered a copy of all such leases to MFSC and all such leases are legal, valid, binding, enforceable and in full force and effect, and following the Closing, such leases will continue to be legal, valid, binding and enforceable in all material respects by MFSC and its Subsidiaries (to the extent that they are party thereto) and in full force and effect. There are no disputes, oral agreements or forbearances in effect as to any such leases. Each of CSR and each of its Subsidiaries owns all the properties and assets (whether real, personal or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the CSR Balance Sheet (except for personal property sold since the date of the CSR Balance Sheet in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by any of CSR or any of its Subsidiaries since the date of the CSR Balance Sheet (except for personal property acquired and sold since the date of the CSR Balance Sheet in the Ordinary Course of Business), which subsequently purchased or acquired properties and assets are listed in Schedule 4.6. Except as set forth in Schedule 4.6, all material properties and assets reflected in the CSR Balance Sheet are free and clear of all material Encumbrances.

          4.7 Condition and Sufficiency of Assets. The buildings, plants, structures and equipment which comprise the office space of CSR and its Subsidiaries are structurally sound and are in good operating condition and repair, except where failure to be in such condition would not have a Material Adverse Effect on CSR and its Subsidiaries. The building, plants, structures and equipment which comprise the office space of CSR and its Subsidiaries are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or Cost. The building, plants, structures and equipment which comprise the office space of CSR and its Subsidiaries are sufficient for the continued conduct of the business of CSR and its Subsidiaries after the Closing in substantially the same manner as conducted prior to the Closing.

          4.8 Accounts Receivable. All accounts receivable of CSR and its Subsidiaries that are reflected on the accounting records of CSR and its Subsidiaries as of the Closing and, unless paid prior to Closing, all accounts receivable of CSR and its Subsidiaries that are reflected on the CSR Balance Sheet (collectively, the "CSR Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing, the CSR Accounts Receivable are or will be as of the Closing current and collectible net of the respective reserves shown on the CSR Balance Sheet or on the accounting records of CSR and its Subsidiaries as of the Closing (which reserves are adequate and calculated consistent with past practice and, in the case of the reserves as of the Closing, will not represent a greater percentage of the CSR Accounts Receivable as of the Closing than the reserve reflected in the CSR Balance Sheet represented of the CSR Accounts Receivable reflected therein and will not represent a Material Adverse Change in the composition of such CSR Accounts Receivable in terms of aging). There is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an CSR Accounts Receivable relating to the amount or validity of such CSR Accounts Receivable.

          4.9 No Undisclosed Liabilities. Except as set forth in Schedule 4.9, neither CSR nor any of its Subsidiaries has any Liabilities (including any Liabilities relating to workers compensation or any self-insurance, deductible, retrospectively rated, profit sharing, dividend plan, guaranteed cost or any other insurance program with premium development based upon the losses of CSR or any other participating employers or insureds) except for Liabilities reflected or reserved against in the CSR Balance Sheet and current Liabilities incurred in the Ordinary Course of Business since the date thereof.

          4.10 Taxes.

              (a) Except as set forth in Schedule 4.10, there have been properly completed and filed on a timely basis and in correct form all Tax Returns required to be filed by CSR or any of its Subsidiaries on or prior to the date hereof. As of the time of filing, the foregoing Tax Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities, status or other matters of the applicable entity or any other information required to be shown thereon. In particular, the foregoing returns are not subject to penalties under Section 6662 of the IRC, relating to accuracy-related penalties (or any corresponding provision of the state, local or foreign Tax law) or any predecessor provision of law. Except as set forth in
Schedule 4.10, an extension of time within which to file any Tax Return that has not been filed has not been requested or granted.

          (b) With respect to all amounts in respect of Taxes imposed on CSR or any of its Subsidiaries or for which CSR or any of its Subsidiaries is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons or entities (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing, all applicable Tax laws and agreements have been complied with in all material respects, and all such amounts required to be paid by CSR or any of its Subsidiaries to taxing authorities or others on or before the date hereof have been paid.

          (c) No material issues have been raised (and are currently pending) by any taxing authority in connection with any of the Tax Returns of CSR or any of its Subsidiaries. No waiver of statute of limitation with respect to any Tax Return has been given by or requested from CSR or any of its Subsidiaries.
Schedule 4.10 sets forth (i) the taxable years of CSR and any of its Subsidiaries as to which the respective statutes of limitations with respect to Taxes have not expired, and (ii) with respect to such taxable years, (A) those years for which examinations have been completed, (B) those years for which examinations are presently being conducted, (C) those years for which examinations have not been initiated, and (D) those years for which required Tax Returns have not yet been filed. Except to the extent shown in Schedule 4.10, all deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the CSR Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in the CSR Financial Statements.

          (d) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of CSR or any of its Subsidiaries.

          (e) Except as set forth in Schedule 4.10, neither CSR nor any of its Subsidiaries is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

              (f) Except as set forth in Schedule 4.10, neither CSR nor any of its Subsidiaries has ever been a member of an affiliated group of corporations (other than a group which has CSR as its common parent), within the meaning of
Section 1504 of the IRC.

          (g) Neither CSR nor any of its Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the IRC (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the IRC (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.

          (b) None of the assets of CSR or any of its Subsidiaries is property that CSR or any of its Subsidiaries is required to treat as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the IRC.

          (i) None of the assets of CSR or any of its Subsidiaries directly or indirectly secures any debt, the interest on which is Tax-exempt under Section 103(a) of the IRC.

          (j) None of the assets of CSR or any of its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the IRC.

          (k) Neither CSR nor any of its Subsidiaries has agreed to make nor is CSR or any of its Subsidiaries required to make any adjustment under Section 481(a) of the IRC by reason of a change in accounting method or otherwise.

          (l) Neither CSR nor any of its Subsidiaries has participated in or will participate in an international boycott within the meaning of Section 999 of the IRC.

          (m) Neither CSR nor any of its Subsidiaries is a party to any agreement, Contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the IRC.

          (n) Neither CSR nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

          (o) No stockholder of CSR or any of its Subsidiaries is a Person other than a United States Person within the meaning of the IRC.

          (p) The LLC has at all times during its existence properly been treated as a partnership for federal and applicable state income Tax purposes. Except for the LLC, neither CSR nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal and applicable state income Tax purposes.

          (q) Except as set forth in Schedule 4.10, the unpaid Taxes of CSR and its Subsidiaries do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included in the CSR Balance Sheet, as adjusted for the passage of time through the Closing, in accordance with the past custom and practice of CSR and its Subsidiaries.

          4.11 No Material Adverse Change. Since the date of the CSR Balance Sheet, there has not been any Material Adverse Change in the business, operations, properties, prospects, assets or condition of CSR or any of its Subsidiaries, and no event has occurred or circumstance exists that may result in such a Material Adverse Change.

          4.12 Employee Benefits.

              (a) (i) Schedule 4.12 contains a complete and accurate list of all Plans and Other Benefit Obligations of CSR and its Subsidiaries, and identifies as such all Plans that are Qualified Plans.

                  (ii) Schedule 4.12 contains a complete and accurate list of
          (A) all ERISA Affiliates of CSR and its Subsidiaries, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

                  (iii) Schedule 4.12 sets forth the financial cost of all obligations owed under any Plan of CSR or any of its Subsidiaries or Other Benefit Obligation of CSR or any of its Subsidiaries that is not subject to the disclosure and reporting requirements of ERISA.

              (b) CSR has delivered to MFSC:

                  (i) all documents that set forth the terms of each Plan and Other Benefit Obligations of CSR and its Subsidiaries and of any related trust, including (A) all plan descriptions and summary plan descriptions of the Plans of CSR and its Subsidiaries for which plan descriptions and summary plan descriptions are required to be prepared, filed and distributed and (B) all summaries and descriptions furnished to participants and beneficiaries regarding the Plans and the Other Benefit Obligations of CSR and its Subsidiaries for which a plan description or summary plan description is not required;

                  (ii) all personnel, payroll and employment manuals and policies of CSR and its Subsidiaries;

                  (iii) a written description of any Plan or Other Benefit Obligation of CSR and its Subsidiaries that is not otherwise in writing;

                  (iv) all registration statements filed with respect to any Plan of CSR and its Subsidiaries;

                  (v) all insurance policies purchased by or to provide benefits under any Plan of CSR and its Subsidiaries;


                  (vi) all Contracts with third party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Plan or Other Benefit Obligation of CSR and its Subsidiaries;

                  (vii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants or other independent contractors with respect to any Plan or Other Benefit Obligation of CSR and its Subsidiaries;

        (viii) all notifications to employees of CSR and its Subsidiaries of their rights under ERISA Section 601 et seq. and IRC Section 4980B;

        (ix) the Form 5500 filed with respect to each Plan of CSR and its Subsidiaries for the most recent three plan years, including all schedules thereto and the opinions of independent accountants;

        (x) all notices that were given by CSR and its Subsidiaries or any ERISA Affiliate of CSR or any of its Subsidiaries or any Plan of CSR and its Subsidiaries to the IRS or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 4.12;

        (xi) all notices that were given by the IRS or the Department of Labor to CSR or any of its Subsidiaries, any of their ERISA Affiliates or any Plan of CSR and its Subsidiaries within the four years preceding the date of this Agreement; and

        (xii) the most recent IRS determination letter for each Qualified Plan which is a Plan of CSR and its Subsidiaries.

          (c) Except as set forth in Schedule 4.12:

        (i) Each of CSR and each of its Subsidiaries has performed all of its respective obligations under all the Plans and Other Benefit Obligation of CSR and its Subsidiaries. Each of CSR and each of its Subsidiaries has made appropriate entries in its respective financial records and statements for all obligations and liabilities under such Plans and Other Benefit Obligations that have accrued but are not due.

        (ii) No statement, either written or, to the Knowledge of CSR, oral, has been made by CSR or any of its Subsidiaries to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to CSR or any of its Subsidiaries.

        (iii) Each of CSR and each of its Subsidiaries, with respect to all the Plans and the Other Benefit Obligations of CSR and its Subsidiaries, is, and each Plan and Other Benefit Obligation of CSR and its Subsidiaries is in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 4.12.

              (A) No transaction prohibited by ERISA Section 406 and no "prohibited transaction" under IRC Section 4975(c) has occurred with respect to any Plan of CSR and its Subsidiaries.

              (B) Neither CSR nor any of its Subsidiaries has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                    (C) Neither CSR nor any of its Subsidiaries has any liability under ERISA Section 502.

                    (D) All filings required by ERISA and the IRC as to each Plan of CSR and its Subsidiaries have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                    (E) All contributions and payments made or accrued by CSR and its Subsidiaries and the ERISA Affiliates of CSR and its Subsidiaries with respect to all the Plans and Other Benefit Obligations of CSR and its Subsidiaries are deductible under IRC
          Section 162 or Section 404. No amount, nor any asset of any Plan of CSR and its Subsidiaries is subject to Tax as unrelated business taxable income.

        (iv) Neither CSR nor any of its Subsidiaries nor any ERISA Affiliate of CSR or any of its Subsidiaries sponsors or maintains, previously sponsored or maintained, or has or had any obligation to contribute to any Title IV Plan, Multiemployer Plan or any Welfare Plan that provides or will provide benefits described in Section 3(1) of ERISA to any former employee or retiree of CSR and its Subsidiaries or any ERISA Affiliate of CSR or any of its Subsidiaries, except as required under Part 6 of Title I of ERISA and Section 4980B of the Code.

        (v) Each Plan of CSR and its Subsidiaries which is not a Multi-Employer Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan, other than vesting of any accrued benefits under any Pension Plan.

        (vi) No event has occurred or circumstance exists that could result in a material increase in premium costs of the Plans and Other Benefit Obligations of CSR and its Subsidiaries that are insured or a material increase in benefit costs of such Plans and Other Benefit Obligations that are self-insured.

        (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Plan or Other Benefit Obligation of CSR and its Subsidiaries is pending or, to the Knowledge of CSR, is Threatened.

        (viii) Each Qualified Plan of CSR and its Subsidiaries is qualified in form and operation under IRC Section 401(a); each trust for each such Plan is exempt from federal income Tax under IRC Section 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

        (ix) Each of CSR and its Subsidiaries has complied with the provisions of ERISA Section 601 et seq. and IRC Section 4980B.

        (x) No payment that is owed or may become due to any director, officer, employee or agent of CSR or any of its Subsidiaries will be non-deductible to CSR or any of its Subsidiaries or subject to Tax under IRC Section 280G or
Section 4999; nor will CSR or any of its Subsidiaries be required to "gross up" or otherwise compensate any such Person because of the imposition of any excise Tax on a payment to such Person.

               (xi) Neither the execution of the Transaction Documents nor the consummation of the Transactions will result in the payment, vesting or acceleration of any benefit.

   4.13 Compliance with Legal Requirements; Governmental Authorizations.

     (a) Except as set forth in Schedule 4.13:

          (i) each of CSR and each of its Subsidiaries is, and at all times since January 1, 1993 has been, in all material respects, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (ii) to the Knowledge of CSR, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by CSR or any of its Subsidiaries of, or a failure on the part of CSR or any of its Subsidiaries to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of CSR or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) neither CSR nor any of its Subsidiaries has received, at any time since January 1, 1993, any written or, to the Knowledge of CSR, other notice or other communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of CSR or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Schedule 4.13 contains a complete and accurate list of each material Governmental Authorization that is held by CSR or any of its Subsidiaries or that otherwise relates to the business of, or to any of the assets owned or used by, CSR or any of its Subsidiaries. Each Governmental Authorization listed or required to be listed in Schedule 4.13 is valid and in full force and effect. Except as set forth in Schedule 4.13:

          (i) each of CSR and each of its Subsidiaries is, and at all times since January 1, 1993, has been, in all material respects, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 4.13;

          (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 4.13 or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in
   Schedule 4.13;

          (iii) neither CSR nor any of its Subsidiaries has received, at any time since January 1, 1993, any written or, to the Knowledge of CSR, other notice or communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

          (iv) all material applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
   Schedule 4.13 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other material filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     The Governmental Authorizations listed in Schedule 4.13 collectively constitute all of the material Governmental Authorizations necessary to permit CSR and any of its Subsidiaries to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit CSR and its Subsidiaries to own and use their assets in the manner in which they currently own and use such assets.

   4.14 Legal Proceedings: Orders.

     (a) Except as set forth in Schedule 4.14, there is no pending Proceeding:

               (i) that has been commenced by or against CSR or any of its Subsidiaries or, to the Knowledge of CSR, that otherwise relates to or may affect the business of, or any of the assets owned or used by, CSR or any of its Subsidiaries; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

     To the Knowledge of CSR,(1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. CSR has delivered to MFSC copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 4.14. The Proceedings listed in Schedule 4.14 will not, individually or in the aggregate, have a Material Adverse Effect on the business, operations, assets, condition or prospects of CSR or any of its Subsidiaries.

   (b) Except as set forth in Schedule 4.14:

               (i) there is no Order to which CSR or any of its Subsidiaries or any of the assets or used by CSR or any of its Subsidiaries, is subject; and

               (ii) to the Knowledge of CSR, no officer, director, agent or employee of CSR or any of its Subsidiaries is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of CSR or any of its Subsidiaries.

   (c) Except as set forth in Schedule 4.14:

               (i) each of CSR and its Subsidiaries is, and at all times since January 1, 1993, has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

               (ii) to the Knowledge of CSR, no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which CSR or any of its Subsidiaries or any of the owned or used by CSR or any of its Subsidiaries, is subject; and

               (iii) none of CSR and its Subsidiaries has received, at any time since January 1, 1993, any written or, to the Knowledge of CSR, other notice or communication from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which CSR or any of its Subsidiaries or any of the assets owned or used by CSR or any of its Subsidiaries, is or has been subject.

   4.15 Absence of Certain Changes and Events.

     Except as set forth in Schedule 4.15, since the date of the CSR Balance Sheet, each of CSR and its Subsidiaries has conducted its business only in the Ordinary Course of Business and there has not been any:

     (a) change in authorized or issued capital stock of, or other equity interests in; CSR or any of its Subsidiaries; grant of any stock option or right to purchase shares of capital stock, of or other equity interests in, CSR or any of its Subsidiaries; issuance of any security convertible into such capital stock or other equity interests; grant of any registration rights; purchase, redemption, retirement or other acquisition by CSR or any of its Subsidiaries of any shares of any such capital stock or other equity interests; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock or other equity interests;

     (b) amendment to the Organizational Documents of CSR or any of its Subsidiaries;

     (c) payment or increase by CSR or any of its Subsidiaries of any bonuses, salaries, or other compensation to any stockholder, director, officer or (except in the Ordinary Course of Business) employee or entry into any employment, severance or similar Contract with any director, officer or employee;

     (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of CSR or any of its Subsidiaries;

     (e) damage to or destruction or loss of any asset or property of CSR or any of its Subsidiaries, whether or not covered by insurance, that would have a Material Adverse Effect on CSR or any of its Subsidiaries;

          (f) entry into, termination or acceleration of, or receipt of notice of termination of (i) any material license, distributorship, dealer, sales representative, joint venture, credit or similar agreement or (ii) any Contract or transaction involving a Liability by or to CSR or any of its Subsidiaries of at least $10,000;

          (g) sale (other than sales in the Ordinary Course of Business), lease or other disposition of any material asset or property of CSR or any of its Subsidiaries or mortgage, pledge or imposition of any lien or other Encumbrance on any material asset or property of CSR or any of its Subsidiaries, including the sale, lease or other disposition of any of the CSR Intellectual Property Assets;

          (h) delay or failure to repay when due any obligation, including without limitation, accounts payable and accrued expenses;

          (i) accrual of any expenses except for such accruals in the Ordinary Course of Business;

          (j) capital expenditures in excess of $10,000;

          (k) cancellation or waiver of any claims or rights with a value to CSR or any of its Subsidiaries in excess of $10,000;

          (l) any payment, discharge or satisfaction of any Liability by CSR or any of its Subsidiaries, other than the payment, discharge or satisfaction of Liabilities, in the Ordinary Course of Business;

          (m) incurrence of or increase in, any Liability, except in the Ordinary Course of Business, or any deferred payment of or failure to pay when due, any Liability;

          (n) material change in the accounting methods used by CSR or any of its Subsidiaries; or

          (o) agreement, whether oral or written, by CSR or any of its Subsidiaries to do any of the foregoing.

     4.16 Contracts; No Defaults.

     (a) Schedule 4.16 contains a complete and accurate list, and CSR made available to MFSC true and complete copies, of:

               (i) each written Applicable Contract that involves performance of services or delivery of goods by CSR or any of its Subsidiaries of an amount or value, individually or, for a series of related Applicable Contracts, in the aggregate, in excess of $10,000;

               (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to CSR or any of its subsidiaries of an amount or value, individually or, for a series of related Applicable Contracts, in the aggregate, in excess of $20,000;

               (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures of CSR or any of its Subsidiaries, individually or, for a series of related Applicable Contracts, in the aggregate, in excess of $10,000, or receipts of CSR or any of its Subsidiaries, individually or, for a series of related Applicable Contracts, in the aggregate, in excess of $20,000;

               (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract of CSR or any of its Subsidiaries affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

               (v) each licensing agreement or other Applicable Contract of CSR or any of its Subsidiaries with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the CSR Intellectual Property Assets;

               (vi) each collective bargaining agreement and other Applicable Contract of CSR or any of its Subsidiaries to or with any labor union or other employee representative of a group of employees and each other written employment or consulting agreement with any employees or consultants;

               (vii) each joint venture, partnership and other Applicable Contract of CSR or any of its Subsidiaries (however named) involving a sharing of profits, losses, costs or liabilities by CSR or any of its Subsidiaries with any other Person;

               (viii) each Applicable Contract of CSR or any of its Subsidiaries containing covenants that in any way purport to restrict the business activity of CSR or any of its Subsidiaries or any Affiliate of CSR or any of its Subsidiaries or limit the freedom of CSR or any of its Subsidiaries or any Affiliate of CSR or any of its Subsidiaries to engage in any line of business or to compete with any Person;

               (ix) each Applicable Contract of CSR or any of its Subsidiaries providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

               (x) each power of attorney that is currently effective and outstanding;

               (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by CSR or any of its Subsidiaries to be responsible for consequential damages;

               (xii) each Applicable Contract of CSR or any of its Subsidiaries for capital expenditures in excess of $10,000;

               (xiii) each Applicable Contract which, to the Knowledge of CSR,will result in a material loss to CSR and its Subsidiaries;

               (xiv) each Applicable Contract between a CSR or any of its Subsidiaries, on the one hand, and its former or current stockholders, directors, officers and employees, on the other hand (other than standard employment agreements previously furnished to or approved by MFSC);

               (xv) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by CSR or any of its Subsidiaries other than in the Ordinary Course of Business; and

               (xvi) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          Schedule 4.16 sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of CSR or any of its Subsidiaries under the Contracts, and the place where details relating to the Contracts are located.

          (b) Except as set forth in Schedule 4.16, no officer, director, agent, employee, consultant or contractor of CSR or any of its Subsidiaries is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant or contractor to (A) engage in or continue any conduct, activity or practice relating to the business of CSR or any of its Subsidiaries or (B) assign to CSR or any of its Subsidiaries or to any other Person any rights to any invention, improvement or discovery.

          (c) Except as set forth in Schedule 4.16, each Contract identified or required to be identified in Schedule 4.16 is in full force and effect and is valid and enforceable in accordance with its terms.

          (d) Except as set forth in Schedule 4.16:

               (i) each of CSR and its Subsidiaries is, and at all times since January 1, 1993, has been, in compliance with all material terms and requirements of each material Contract under which CSR or any of its Subsidiaries has or had any obligation or Liability or by which CSR or any of its Subsidiaries or any of the assets owned or used by CSR or any of its Subsidiaries is or was bound;

               (ii) each other Person that has or had any obligation or Liability under any material Contract under which CSR or any of its Subsidiaries has or had any rights is, and at all times since January 1, 1993 has been, in compliance with all material terms and requirements of such Contract;

               (iii) to the Knowledge of CSR, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give CSR or any of its Subsidiaries or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; and

               (iv) neither CSR nor any of its Subsidiaries has given to or received from any other Person, at any time since January 1, 1993, any written or, to the Knowledge of

   CSR, other notice or other communication regarding any actual, alleged, possible or potential violation or breach of, or default under, any Contract.

          (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to CSR or any of its Subsidiaries under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

          (f) The Contracts relating to the provision of products or services by CSR and its Subsidiaries have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     4. 17 Insurance.

          (a) CSR has delivered to MFSC:

               (i) a true and complete list of all policies of insurance to which CSR or any of its Subsidiaries is a party or under which CSR or any of its Subsidiaries or any director or officer of CSR or any of its Subsidiaries, is or has been covered at any time within the three years preceding the date of this Agreement; and

               (ii) any statement by the auditor of the CSR Financial Statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

          (b) Schedule 4.17 describes:

               (i) any self-insurance arrangement by or affecting CSR or any of its Subsidiaries, including any reserves established thereunder; and

               (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by CSR or any of its Subsidiaries.

          (c) Schedule 4.17 sets forth, by year, for the current policy year and each of the three preceding policy years:

               (i) a summary of the loss experience under each policy; and

               (ii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

          (d) Except as set forth in Schedule 4.17:

               (i) All policies to which CSR or any of its Subsidiaries is a party or that provide coverage to CSR or any of its Subsidiaries or any director or officer of CSR or any of its Subsidiaries:

                    (A) are valid, outstanding and enforceable in all material respects;

                    (B) taken together, provide adequate insurance coverage for the assets and the operations of CSR and its Subsidiaries for all risks normally insured against by a Person carrying on the same business as CSR or any of its Subsidiaries;

                    (C) are sufficient for compliance with all Legal Requirements and Contracts to which CSR or any of its Subsidiaries is a party or by which it is bound;

                    (D) will continue in full force and effect following the consummation of the Transactions; and

                    (E) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of CSR or any of its Subsidiaries.

               (ii) neither CSR nor any of its Subsidiaries has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

               (iii) To the Knowledge of CSR, each of CSR and each of its Subsidiaries has given notice to the insurer of all claims that may be insured thereby.

   4.18 Environmental Matters.

     Except as set forth in Schedule 4.18:

          (a) Each of CSR and its Subsidiaries is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law, except where such noncompliance or violations would not, individually or in the aggregate, have a Material Adverse Effect on CSR or any of its Subsidiaries. To the Knowledge of CSR, none of CSR and its Subsidiaries has any basis to expect, nor has it or any other Person for whose conduct CSR or any of its Subsidiaries is or may be held to be responsible received, any actual or Threatened order or written or other notice or communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which CSR or any of its Subsidiaries has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by CSR, any of its Subsidiaries or any other Person for whose conduct CSR or any of its Subsidiaries is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

          (b) There are no pending or Threatened claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting (i) to the Knowledge of CSR, any of the Facilities or (ii) any other properties and assets (whether real, personal or mixed) in which CSR or any of its Subsidiaries has or had an interest.

          (c) Neither CSR and its Subsidiaries nor any other Person for whose conduct CSR or any of its Subsidiaries is or may be held responsible, has received any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual or potential violation or failure to comply with any Environmental Law, or of any alleged, actual or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which CSR or any of its Subsidiaries has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by CSR or any of its Subsidiaries or any other Person for whose conduct CSR or any of its Subsidiaries is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

          (d) Neither CSR and its Subsidiaries nor any other Person for whose conduct CSR or any of its Subsidiaries is or may be held responsible, has any Environmental, Health and Safety Liabilities with respect to the Facilities or, to the Knowledge of CSR, with respect to any other properties and assets (whether real, personal or mixed) in which CSR or any of its Subsidiaries (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

          (e) To the Knowledge of CSR, there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, dumps or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. None of CSR, any of its Subsidiaries, any other Person for whose conduct CSR or any of its Subsidiaries is or may be held responsible, or, to the Knowledge of CSR, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal or mixed) in which CSR or any of its Subsidiaries has or had an interest.

          (f) To the Knowledge of CSR, there has been no Release or Threat of Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal or mixed) in which CSR or any of its Subsidiaries has or had an interest, or, to the Knowledge of CSR, any geologically or hydrologically adjoining property, whether by CSR, any of its Subsidiaries or any other Person.

          (g) CSR has delivered to MFSC true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by CSR or any of its Subsidiaries pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities or concerning compliance by CSR, any of its Subsidiaries or any other Person for whose conduct it is or may be held responsible with Environmental Laws.

   4.19 Labor Relations; Compliance; Employees. Except as set forth in Schedule 4.19, since January 1, 1993, neither CSR nor any of its Subsidiaries has been nor is a party to any collective bargaining or other labor Contract. Except as set forth in Schedule 4.19, since January 1, 1993, there has not been, there is not presently pending or existing, and, to the Knowledge of CSR, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting CSR or any of its Subsidiaries relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Body, organizational activity or other labor or employment dispute against or affecting CSR or any of its Subsidiaries or their respective premises or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by CSR or any of its Subsidiaries, and no such action is contemplated by CSR or any of its Subsidiaries. Except as set forth in Schedule 4.19, CSR and each of its Subsidiaries have complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing. Except as set forth in Schedule 4.19, none of CSR and its Subsidiaries is liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements. Schedule 4.19 sets forth the names of all Persons employed by CSR or any of its Subsidiaries who are expected to receive more than $100,000 annualized cash compensation for the 1997 calendar year from CSR or any of its Subsidiaries (including without limitation, salary, commission and bonus) and who are expected to be employed by CSR or any of its Subsidiaries on the Effective Date. Except as set forth in Schedule 4.19, neither CSR nor any of its Subsidiaries has entered into any severance or similar arrangement in respect of any personnel that provides for any obligation (absolute or contingent) of CSR or any of its Subsidiaries or any other Person to males any payment to any such personnel following termination of employment.

   4.20 CSR Intellectual Property.

          (a) CSR Intellectual Property Assets. The term "CSR Intellectual Property Assets" includes:

               (i) the name "Corporate Staffing Resources" and all fictional business names, trade names, registered and unregistered trademarks, service marks and applications owned by, used by or licensed to CSR or any of its Subsidiaries (collectively, "the Marks");

               (ii) all of the patents, patent applications and inventions and discoveries that may be patentable of CSR or any of its Subsidiaries (collectively, the "Patents");

               (iii) all of the copyright rights in both published works and unpublished works of CSR or any of its Subsidiaries (collectively, "the CSR Copyrights"); and

               (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints owned, used or licensed by CSR or any of its Subsidiaries as licensee or licensor (collectively, "the CSR Trade Secrets").

          (b) Agreements. Schedule 4.20 contains a complete and accurate list and summary description, including any royalties paid or received by CSR or any of its Subsidiaries, of all Contracts relating to the CSR Intellectual Property Assets to which CSR or any of its Subsidiaries is a party or by which CSR or any of its Subsidiaries is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which CSR or any of its Subsidiaries is the licensee. There are no outstanding and, to the Knowledge of CSR, no Threatened disputes or disagreements with respect to any such contract.

          (c) Know-How Necessary for the Business. The CSR Intellectual Property Assets are all those necessary for the operation of the business of CSR or any of its Subsidiaries as it is currently conducted. CSR (or one or more of its Subsidiaries) is the owner of such right, title and interest in and to each of the CSR Intellectual Property Assets as is necessary to conduct the business of CSR and its Subsidiaries.

          (d) Patents. Neither CSR nor any of its Subsidiaries has been issued any CSR Patents or has any CSR Patents pending and no CSR Patents are necessary or currently used by CSR or any of its Subsidiaries to conduct its business as it is presently conducted. No process or know-how used by CSR or any of its Subsidiaries is known to infringe or is alleged to infringe any patent or other proprietary right of any other Person.

          (e) Trademarks.

               (i) Schedule 4.20 contains a complete and accurate list and summary description of all the Marks of CSR and its Subsidiaries. Except as set forth in Schedule 4.20, CSR (or one or more of its Subsidiaries) is the owner of such right, title and interest in and to each of the Marks as is necessary to conduct the business of CSR and its Subsidiaries, free and clear of all liens, security interests, charges, Encumbrances, equities and other adverse claims.

               (ii) All the Marks of CSR and its Subsidiaries that have been registered with the United States Patent and Trademark Office are, to the Knowledge of CSR, currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing.

               (iii) No Mark of CSR and its Subsidiaries has been or is now involved in any opposition, invalidation or cancellation and, to the Knowledge of CSR, no such action is Threatened with the respect to any of the Marks of CSR and its Subsidiaries.

               (iv) To the Knowledge of CSR, there is no potentially interfering trademark or trademark application of any third party.

               (v) No Mark of CSR or any of its Subsidiaries is infringed or, to the Knowledge of CSR, has been challenged or threatened in any way. None of the Marks of CSR and its subsidiaries used by CSR or any of its subsidiaries is known to infringe or is alleged to infringe any trade name, trademark or service mark of any third party.

               (vi) All products and materials containing a Mark of CSR and its Subsidiaries bear the proper federal registration notice where required or permitted by law.

          (f) CSR Copyrights.

               (i) Schedule 4.20 contains a complete and accurate list and summary description of all the CSR Copyrights. CSR (or one or more of its Subsidiaries) is the owner of such right, title and interest in and to each of the CSR Copyrights as is necessary to conduct the business of CSR and its Subsidiaries, free and clear of all material liens, security interests, charges, Encumbrances, equities and other adverse claims.

               (ii) All the material CSR Copyrights that have been registered are currently in compliance with formal legal requirements, are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

               (iii) No CSR Copyright is infringed or, to the Knowledge of CSR, has been challenged or threatened in any way. None of the subject matter of any of the CSR Copyrights is known to infringe or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

          (g) CSR Trade Secrets. Neither CSR nor any of its Subsidiaries has any CSR Trade Secrets and no CSR Trade Secrets are necessary or currently used by CSR or any of its Subsidiaries to conduct its business as it is presently conducted.

     4.21 Certain Payments. To the Knowledge of CSR, since January 1, 1993, none of CSR and its Subsidiaries, nor any director, officer, agent or employee of CSR or any of its Subsidiaries or any other Person affiliated with or acting for or on behalf of CSR or any of its Subsidiaries, has directly or indirectly, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of CSR or any of its Subsidiaries or any Affiliate of CSR or any of its Subsidiaries or (iv) in violation of any Legal Requirement or (b) established or maintained any fund or asset that has not been recorded in the books and records of CSR or any of its Subsidiaries.

     4.22 No Other Agreements to Sell Assets or Capital Stock of CSR or any of its Subsidiaries. Except as set forth in Schedule 4.22, neither CSR nor any of its Subsidiaries, nor any officers, directors or Affiliates of CSR and its Subsidiaries have any commitment or legal obligation, absolute or contingent, to any other Person or firm, other than as contemplated by the Transactions, to sell, assign, transfer or effect a sale of any of the assets (other than inventory and products in the Ordinary Course of Business), to sell or effect a sale of the capital stock or other equity interests of CSR or any of its Subsidiaries, to effect any merger, consolidation, liquidation, dissolution or other reorganization of CSR or any of its Subsidiaries, to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

     4.23 Relationships with Related Persons. Except as set forth in Schedule 4.23, none of CSR and its Subsidiaries, nor any of their respective Related Persons is or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in a Person that has (i) had business dealings or a material financial interest in any transaction with CSR or any of its Subsidiaries other than business dealings or transactions conducted in the Ordinary Course of Business with CSR or any of its Subsidiaries at substantially prevailing market prices and on substantially prevailing market terms or (ii) engaged in a business competing with CSR or any of its Subsidiaries with respect to any line of the products or services of CSR or any of its Subsidiaries in any market presently served by CSR or any of its Subsidiaries, except for less than one percent (1%) of the outstanding capital stock of any such competing business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 4.23, no Related Person of CSR or any of its Subsidiaries is a party to any Contract with, or has any claim or right against, CSR or any of its Subsidiaries.

     4.24 Customers and Suppliers. Schedule 4.24 contains a complete and accurate list of the twenty-five (25) largest suppliers and twenty-five (25) largest customers of CSR and its Subsidiaries during the first six months of 1997, showing the approximate total purchases by CSR and its Subsidiaries from each such supplier during such fiscal year and the total sales by CSR and its Subsidiaries to each such customer during such fiscal year. To the Knowledge of CSR, since the date of the CSR Balance Sheet, there has been no Material Adverse Change in the business relationship with any supplier or customer named in
Schedule 4.24 and no threat or indication that any such change is reasonably foreseeable.

     4.25 Bank Accounts, Powers of Attorney. Schedule 4.25 sets forth an accurate and complete list showing the name and address of each bank in which CSR or any of its Subsidiaries has any account, safe deposit box, borrowing arrangement or certificate of deposit, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto.

     4.26 Brokers and Finders; Advisors. Neither CSR nor any of its Subsidiaries nor their respective agents have incurred any obligation or Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. CSR agrees to indemnify MFSC against and to hold MFSC harmless from, any claims for brokerage or similar commission or other compensation which may be made against MFSC or CSR and its Subsidiaries by any third party in connection with the Transactions, which claim is based upon such third party having acted as broker, finder, investment banker, advisor, consultant or appraiser or in any similar capacity on behalf of CSR or any of its Subsidiaries or any of their respective Affiliates.

     4.27 Disclosure. No representation or warranty of CSR in this Agreement and no statement in the Disclosure Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF MFSC

     MFSC represents and warrants to CSR that the following representations and warranties are, as of the date hereof, and will be, immediately prior to the Effective Time, true and correct:

     5.1 Organization and Good Standing.

          (a) Each of MFSC and each of its Subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Contracts to which it is a party. Each of MFSC and each of its Subsidiaries is duly qualified to do business and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on MFSC or such Subsidiary, as the case may be. Schedule 5.1 contains a complete and accurate list of jurisdictions in which MFSC or any of its Subsidiaries is authorized to do business.

          (b) Subsidiaries. Schedule 5.1 contains a true and complete list of all Subsidiaries of MFSC. Except for the Subsidiaries of MFSC set forth on
Schedule 5.1, MFSC has no Subsidiaries and, except as otherwise set forth on
Schedule 5.1, MFSC does not have any direct or indirect stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity.

     5.2 Authority; No Conflict.

          (a) This Agreement and the other Transaction Documents to which MFSC is a party (the "MFSC Closing Documents") have been duly executed and delivered by MFSC and constitute the legal, valid, and binding obligations of MFSC, enforceable against MFSC in accordance with their respective terms, in each case except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law. MFSC has all requisite power, authority and capacity to execute and deliver this Agreement and the MFSC Closing Documents and to perform its obligations under this Agreement and the MFSC Closing Documents.

          (b) Except as set forth in Schedule 5.2, neither the execution and delivery of this Agreement and the MFSC Closing Documents nor the consummation or performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of MFSC or any of its Subsidiaries or (B) any resolution adopted by the board of directors of MFSC or any of its Subsidiaries;

               (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which MFSC or any of its Subsidiaries, or any of the assets owned or used by MFSC or any of its Subsidiaries, may be subject;

               (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by MFSC or any of its Subsidiaries or that otherwise relates to the business of, or any of the assets owned or used by, MFSC or any of its Subsidiaries;

               (iv) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract of MFSC; or

               (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by MFSC or any of its Subsidiaries,

except in the case of each of clauses (ii) through(v) above, for such contraventions, conflicts, violations, Liabilities, reassessments, reevaluations, breaches or creations of Encumbrances which, individually and in the aggregate, would not have a Material Adverse Effect on MFSC and its Subsidiaries.

       Except as set forth in Schedule 5.2, neither MFSC nor any of its Subsidiaries is, or will be, required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions.


     5.3 Capitalization. Schedule 5.3 contains a complete and accurate description of capitalization of MFSC and each of its subsidiaries (including the identity of each shareholder (or holder of other equity interest) of MFSC and each Subsidiary and the number of shares (or other equity interest) held by each such Person). The holders listed on Schedule 5.3 have, or will have at Closing, title to all of the outstanding shares of capital stock of MFSC, free an clear of all Encumbrances. All of the outstanding shares of capital stock and other ownership interests of MFSC paid and non-assessable. Except for the Creditanstalt Warrants, which will be exercised immediately after the Effective Time, there are no outstanding subscriptions, calls, commitments, warrants or options for the purchase or issuance of shares of any capital stock or other securities of MFSC or any of its Subsidiaries or any securities convertible into or exchangeable for shares of capital stock or other securities issued by MFSC or any of its Subsidiaries, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issued by MFSC or any of its Subsidiaries. None of the outstanding capital stock or equity interests or other securities of MFSC and its Subsidiaries was issued in violation of the Securities Act.

     5.4 Financial Statements. MFSC has delivered to CSR: (a) audited combined balance sheets of Mega Force Staffing Services, Inc. and the Mega Force affiliated companies as of December 31 for each of the fiscal years 1994 and 1995 and the related audited consolidated statements of income, changes in shareholders' equity, and cash flow for each of the fiscal years then ended, together with the respective reports thereon of Ernst & Young, LLP, independent certified public accountants, (b) audited combined balance sheets of Mega Force Staffing Services, Inc. and the Mega Force affiliated companies as of December 31, 1996 and an audited balance sheet of The Hamilton-Ryker Company, LLC as of December 31, 1996 (in each case, including the notes thereto, the "MFSC Balance Sheets"), and the related consolidated statements of income, changes in the shareholders' equity, and cash flow for the fiscal year then ended, together with the respective reports thereon of Ernst & Young, LLP, independent certified public accountants, including in each case the notes thereto and (c) an unaudited consolidated balance sheet of MFSC as of September 30, 1997 (the

 "MFSC Interim Balance Sheet") (collectively, clauses (a), (b) and (c) above are referred to herein as the "MFSC Financial Statements"). Except as set forth on
Schedule 5.4, the MFSC Financial Statements fairly and accurately present the financial condition and the results of operations, income, expenses, assets, liabilities, changes in stockholders' equity, and cash flow of MFSC and its Subsidiaries as of the respective dates of, and for the periods referred to in, the MFSC Financial Statements, all in accordance with GAAP, and the MFSC Financial Statements reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than MFSC and its Subsidiaries are required by GAAP to be included in the MFSC Financial Statements. The MFSC Balance Sheets and the related consolidated statements of income contain adequate accruals. The information and data provided by MFSC and its Representatives in response the due diligence requests of CSR and its Representatives, are true, correct, complete and reasonable.

     5.5 Books and Records. The books of account, minute books, stock record books, and other records of MFSC and its Subsidiaries, all of which have been made available to CSR, are complete and correct and, in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not MFSC or any of its Subsidiaries is subject to that Section), including the maintenance of an adequate system of internal controls, and, with respect to the books of account, fairly and accurately reflect the income, expenses, assets and liabilities of MFSC and its Subsidiaries. The minute books of MFSC and its Subsidiaries contain, in all material respects, accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the board of directors, and committees of the board of directors of MFSC and its Subsidiaries, and no meeting of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

     5.6 Title to Properties; Encumbrances. Neither MFSC nor any of its Subsidiaries owns, and since its inception has not owned, any real property or any interest, other than a leasehold interest, in any real property. Schedule
5.6 contains a complete and accurate list of all leasehold interests in real property owned by MFSC or any of its Subsidiaries. Schedule 5.6 lists and describes all real property leased by MFSC or any of its Subsidiaries. MFSC has delivered a copy of all such leases to CSR and all such leases are legal, valid, binding, enforceable and in full force and effect, and following the Closing, such leases will continue to be legal, valid, binding and enforceable in all material respects by MFSC and its Subsidiaries (to the extent that they are party thereto) and in full force and effect. There are no disputes, oral agreements or forbearances in effect as to any such leases. Each of MFSC and each of its Subsidiaries owns all the properties and assets (whether real, personal or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the MFSC Balance Sheets (except for personal property sold since the date of the MFSC Balance Sheets in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by any of MFSC or any of its Subsidiaries since the date of the MFSC Balance Sheets (except for personal property acquired and sold since the date of the MFSC Balance Sheets in the Ordinary Course of Business), which subsequently purchased or acquired properties and assets are listed in Schedule
5.6. Except as set forth in Schedule 5.6, all material properties and assets reflected in the MFSC Balance Sheets are free and clear of all material Encumbrances.

     5.7 Condition and Sufficiency of Assets. The buildings, plants, structures and equipment which comprise the office space of MFSC and its Subsidiaries are structurally sound and are in good operating condition and repair, except where failure to be in such condition would not have a Material Adverse Effect on MFSC and its Subsidiaries. The building, plants, structures and equipment which comprise the office space of MFSC and its Subsidiaries are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures and equipment which comprise the office space of MFSC and its Subsidiaries are sufficient for the continued conduct of the business of MFSC and its Subsidiaries after the Closing in substantially the same manner as conducted prior to the Closing.

     5.8 Accounts Receivable. All accounts receivable of MFSC and its Subsidiaries that are reflected on the accounting records of MFSC and its Subsidiaries as of the Closing and, unless paid prior to Closing, all accounts receivable of MFSC and its Subsidiaries that are reflected on the MFSC Balance Sheets (collectively, the "MFSC Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing, the MFSC Accounts Receivable are or will be as of the Closing current and collectible net of the respective reserves shown on the MFSC Balance Sheets or on the accounting records of MFSC and its Subsidiaries as of the Closing (which reserves are adequate and calculated consistent with past practice and, in the case of the reserves as of the Closing, will not represent a greater percentage of the MFSC Accounts Receivable as of the Closing than the reserve reflected in the MFSC Balance Sheets represented of the MFSC Accounts Receivable reflected therein and will not represent a Material Adverse Change in the composition of such MFSC Accounts Receivable in terms of aging). There is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obliger of an MFSC Accounts Receivable relating to the amount or validity of such MFSC Accounts Receivable.

     5.9 No Undisclosed Liabilities. Except as set forth in Schedule 5.9, neither MFSC nor any of its Subsidiaries has any Liabilities (including any Liabilities relating to workers compensation or any self-insurance, deductible, retrospectively rated, profit sharing, dividend plan, guaranteed cost or any other insurance program with premium development based upon the losses of MFSC or any other participating employers or insureds) except for Liabilities reflected or reserved against in the MFSC Balance Sheets and current Liabilities incurred in the Ordinary Course of Business since the date thereof.

     5.10 Taxes.

          (a) Except as set forth in Schedule 5.10, there have been properly completed and filed on a timely basis and in correct form all Tax Returns required to be filed by MFSC or any of its Subsidiaries on or prior to the date hereof. As of the time of filing, the foregoing Tax Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities, status or other matters of the applicable entity or any other information required to be shown thereon. In particular, the foregoing returns are not subject to penalties under Section 6662 of the IRC, relating to accuracy-related penalties (or any corresponding provision of the state, local or foreign Tax law) or any predecessor provision of law. Except as set forth in
Schedule 5.10, an extension of time within which to file any Tax Return that has not been filed has not been requested or granted.

          (b) Except as set forth in Schedule 5.10, with respect to all amounts in respect of Taxes imposed on MFSC or any of its Subsidiaries or for which MFSC or any of its Subsidiaries is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons or entities (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing, all applicable Tax laws and agreements have been complied with in all material respects, and all such amounts required to be paid by MFSC or any of its Subsidiaries to taxing authorities or others on or before the date hereof have been paid.

          (c) No material issues have been raised (and are currently pending) by any taxing authority in connection with any of the Tax Returns of MFSC or any of its Subsidiaries. No waiver of statute of limitation with respect to any Tax Return been given by or requested from MFSC or any of its Subsidiaries.
Schedule 5.10 sets forth (i) the taxable years of MFSC and any of its Subsidiaries as to which the respective statutes of limitations with respect to Taxes have not expired, and (ii) with respect to such taxable years, (A) those years for which examinations have been completed, (B) those years for which examinations are presently being conducted, (C) those years for which examinations have not been initiated, and (D) those years for which required Tax Returns have not yet been filed. Except to the extent shown in Schedule 5.10, all deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the MFSC Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in the MFSC Financial Statements.

          (d) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of MFSC or any of its Subsidiaries.

          (e) Neither MFSC nor any of its Subsidiaries is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

          (f) Except as set forth in Schedule 5.10, neither MFSC nor any of its Subsidiaries has ever been a member of an affiliated group of corporations (other than a group which has MFSC as its common parent), within the meaning of
Section 1504 of the IRC.

          (g) Neither MFSC nor any of its Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the IRC (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the IRC (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.

          (h) None of the assets of MFSC or any of its Subsidiaries is property that MFSC or any of its Subsidiaries is required to treat as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the IRC.

          (i) None of the assets of MFSC or any of its Subsidiaries directly or indirectly secures any debt, the interest on which is Tax-exempt under Section 103(a) of the IRC.

          (j) None of the assets of MFSC or any of its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the IRC.

          (k)Except as set forth in Schedule 5.10, neither MFSC nor any of its Subsidiaries has agreed to make nor is MFSC or any of its Subsidiaries required to make any adjustment under Section 481(a) of the IRC by reason of a change in accounting method or otherwise.

          (l) Neither MFSC nor any of its Subsidiaries has participated in or will participate in an international boycott within the meaning of Section 999 of the IRC.

          (m) Neither MFSC nor any of its Subsidiaries is a party to any agreement, Contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the IRC.

          (n) Neither MFSC nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

          (o) No stockholder of MFSC or any of its Subsidiaries is a Person other than a United States Person within the meaning of the IRC.

          (p) Neither MFSC nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal and applicable state income Tax purposes.

          (q) Except as set forth in Schedule 5.10, the unpaid Taxes of MFSC and its Subsidiaries do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth or included in the MFSC Balance Sheets, as adjusted for the passage of time through the Closing, in accordance with the past custom and practice of MFSC and its Subsidiaries.

     5.11 No Material Adverse Change. Since the date of the MFSC Balance Sheets, there has not been any Material Adverse Change in the business, operations, properties, prospects, assets or condition of MFSC or any of its Subsidiaries, and no event has occurred or circumstance exists that may result in such a Material Adverse Change.

     5.12 Employee Benefits.

          (a) (i) Schedule 5.12 contains a complete and accurate list of all Plans and Other Benefit Obligations of MFSC and its Subsidiaries, and identifies as such all Plans that are Qualified Plans.

               (ii) Schedule 5.12 contains a complete and accurate list of (A) all ERISA Affiliates of MFSC and its Subsidiaries, and (B) all Plans of which any such ERISA Affiliate is or was a plan sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA affiliate contributes or has contributed.

               (iii) Schedule 5.12 sets forth the financial cost of all obligations owed under any Plan of MFSC or any of its Subsidiaries or Other Benefit Obligation of MFSC or any of its Subsidiaries that is not subject to the disclosure and reporting requirements of ERISA.

     (b) MFSC has delivered to CSR:

               (i) all documents that set forth the terms of each Plan and Other Benefit Obligations of MFSC and its Subsidiaries and of any related trust, including (A) all plan descriptions and summary plan descriptions of the Plans of MFSC and its Subsidiaries for which plan descriptions and summary plan descriptions are required to be prepared, filed and distributed and (B) all summaries and descriptions furnished to participants and beneficiaries regarding the Plans and the Other Benefit Obligations of MFSC and its Subsidiaries for which a plan description or summary plan description is not required;

               (ii) all personnel, payroll and employment manuals and policies of MFSC and its Subsidiaries;

               (iii) a written description of any Plan or Other Benefit Obligation of MFSC and its Subsidiaries that is not otherwise in writing;

               (iv) all registration statements filed with respect to any Plan of MFSC and its Subsidiaries;

               (v) all insurance policies purchased by or to provide benefits under any Plan of MFSC and its Subsidiaries;

               (vi) all Contracts with third party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Plan or Other Benefit Obligation of MFSC and its Subsidiaries;

               (vii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants or other independent contractors with respect to any Plan or Other Benefit Obligation of MFSC and its Subsidiaries;

               (viii) all notifications to employees of MFSC and its Subsidiaries of their rights under ERISA Section 601 et seq. and IRC Section 4980 B;

               (ix) the Form 5500 filed with respect to each Plan of MFSC and its Subsidiaries for the most recent three plan years, including all schedules thereto and the opinions of independent accountants;

               (x) all notices that were given by MFSC and its Subsidiaries or any ERISA Affiliate of MFSC or any of its Subsidiaries or any Plan of MFSC and its Subsidiaries to the IRS or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notice that are expressly mentioned elsewhere in this Section 5. 12;

               (xi) all notices that were given by the IRS or the Department of Labor to MFSC or any of its Subsidiaries, any of their ERISA Affiliates or any Plan of MFSC and its Subsidiaries within the four years preceding the date of this Agreement; and

               (xii) the most recent IRS determination letter for each Qualified Plan which is a Plan of MFSC and its Subsidiaries.

          (c) Except as set forth in Schedule 5.12:

                (i) Each of MFSC and each of its Subsidiaries has performed all of its respective obligations under all the Plans and Other Benefit Obligation of MFSC and its Subsidiaries. Each of MFSC and each of its Subsidiaries has made appropriate entries in its respective financial records and statements for all obligations and liabilities under such Plans and Other Benefit Obligations that have accrued but are not due.

               (ii) No statement, either written or, to the Knowledge of MFSC, oral, has been made by MFSC or any of its Subsidiaries to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to MFSC or any of its Subsidiaries.

               (iii) Each of MFSC and each of its Subsidiaries, with respect to all the Plans and the Other Benefit Obligation of MFSC and its Subsidiaries, is, and each Plan and Other Benefit Obligation of MFSC and its Subsidiaries is in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 5.12.

                    (A) No transaction prohibited by ERISA Section 406 and no "prohibited transaction" under IRC Section 4975(c) has occurred with respect to any Plan of MFSC and its Subsidiaries.

                    (B) Neither MFSC nor any of its Subsidiaries has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                    (C) Neither MFSC nor any of its Subsidiaries has any liability under ERISA Section 502.

                    (D) All filings required by ERISA and the IRC as to each Plan of MFSC and its Subsidiaries have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                    (E) All contributions and payments made or accrued by MFSC and its Subsidiaries and the ERISA Affiliates of MFSC and its Subsidiaries with respect to all the Plans and Other Benefit Obligations of MFSC and its Subsidiaries are deductible under IRC Section 162 or Section 404. No amount, nor any asset of any Plan of MFSC and its Subsidiaries is subject to Tax as unrelated business taxable income.

               (iv) Neither MFSC nor any of its Subsidiaries any ERISA Affiliate of MFSC or any of its Subsidiaries sponsors or maintains, previously sponsored or maintained, or has or had any obligation to contribute to any Title IV Plan, Multiemployer Plan or any Welfare Plan that provides or will provide benefits described in Section 3(1) of ERISA to any former employee or retiree of MFSC and its Subsidiaries or any ERISA Affiliate of MFSC or any of its Subsidiaries, except as required under Part 6 of Title I of ERISA and Section 4980B of the Code.

          (v) Each Plan of MFSC and its Subsidiaries which is not a Multi-Employer Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan, other than vesting of any accrued benefits under any Pension Plan.

          (vi) No event has occurred or circumstance exists that could result in a material increase in premium costs of the Plans and Other Benefit Obligations of MFSC and its Subsidiaries that are insured or a material increase in benefit costs of such Plans and Other Benefit Obligations that are self-insured.

          (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Plan or Other Benefit Obligation of MFSC and its Subsidiaries is pending or, to the Knowledge of MFSC, is Threatened.

          (viii) Each Qualified Plan of MFSC and its Subsidiaries is qualified in form and operation under IRC Section 401(a); each trust for each such Plan is exempt from federal income Tax under IRC Section 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

          (ix) Each of MFSC and its Subsidiaries has complied with the provisions of ERISA Section 601 et seq. and IRC Section 4980B.

          (x) With respect to any payment made under any agreement entered into prior to the Effective Time, no payment that is owed or may become due to any director, officer, employee or agent of MFSC or any of its Subsidiaries will be non-deductible to MFSC or any of its Subsidiaries or subject to Tax under IRC Section 280G or Section 4999; nor will MFSC or any of its Subsidiaries be required to "gross up" or otherwise compensate any such Person because of the imposition of any excise Tax on a payment to such Person.

          (xi) Neither the execution of the Transaction Documents nor the consummation of the Transactions will result in the payment, vesting or acceleration of any benefit.

   5.13 Compliance with Legal Requirements; Governmental Authorizations.

          (a) Except as set forth in Schedule 5.13:

               (i) each of MFSC and each of its Subsidiaries is, and at all times since January 1, 1993 has been, in all material respects, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

               (ii) to the Knowledge of MFSC, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by MFSC or any of its Subsidiaries of, or a failure on the part of MFSC or any of its

   Subsidiaries to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of MFSC or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (iii) neither MFSC nor any of its Subsidiaries has received, at any time since January 1, 1993, any written or, to the Knowledge of MFSC, other notice or other communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of MFSC or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (b) Schedule 5.13 contains a complete and accurate list of each material Governmental Authorization that is held by MFSC or any of its Subsidiaries or that otherwise relates to the business of, or to any of the assets owned or used by, MFSC or any of its Subsidiaries. Each Governmental Authorization listed or required to be listed in Schedule 5.13 is valid and in full force and effect. Except as set forth in Schedule 5.13:

               (i) each of MFSC and each of its Subsidiaries is, and at all times since January 1, 1993, has been, in all material respects, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 5.13;

               (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 5.13 or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in
   Schedule 5.13;

               (iii) neither MFSC nor any of its Subsidiaries has received, at any time since January 1, 1993, any written or, to the Knowledge of MFSC, other notice or communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

               (iv) all material applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 5.13 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other material filings require to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     The Governmental Authorizations listed in Schedule 5.13 collectively constitute all of the material Governmental Authorizations necessary to permit MFSC and any of its Subsidiaries to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit MFSC and its Subsidiaries to own and use their assets in the manner in which they currently own and use such assets.

     5.14 Legal Proceedings; Orders.

          (a) Except as set forth in Schedule 5.14, there is no pending
   Proceeding:

               (i) that has been commenced by or against MFSC or any of its Subsidiaries or, to the Knowledge of MFSC, that otherwise relates to or may affect the business of, or any of the assets owned or used by, MFSC or any of its Subsidiaries; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

     To the Knowledge of MFSC, (1) no such Proceeding has been Threatened, and
(2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. MFSC has delivered to CSR copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 5.14. The Proceedings listed in Schedule 5.14 will not, individually or in the aggregate, have a Material Adverse Effect on the business, operations, assets, condition or prospects of MFSC or any of its Subsidiaries.

          (b) Except as set forth in Schedule 5.14:

               (i) there is no Order to which MFSC or any of its Subsidiaries or any of the assets owned or used by MFSC or any of its Subsidiaries, is subject; and

               (ii) to the Knowledge of MFSC, no officer, director, agent or employee of MFSC or any of its Subsidiaries is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of MFSC or any of its Subsidiaries.

          (c) Except as set forth in Schedule 5.14:

               (i) each of MFSC and its Subsidiaries is, and at all times since January 1, 1993, has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

               (ii) to the Knowledge of MFSC, no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which MFSC or any of its Subsidiaries or any of the assets owned or used by MFSC or any of its Subsidiaries, is subject; and

               (iii) none of MFSC and its Subsidiaries has received, at any time since January 1, 1993, any written or, to the Knowledge of MFSC, other notice or communication from any Governmental Body or any other person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which MFSC or any of its subsidiaries or any of the assets owned or used by MFSC or any of its Subsidiaries, is or has been subject.

     5.15 Absence of Certain Changes and Events.

     Except as set forth in Schedule 5.15, since the date of the MFSC Balance Sheets, each of MFSC and its Subsidiaries has conducted its business only in the Ordinary Course of Business and there has not been any:

          (a) change in authorized or issued capital stock of, or other equity interests in, MFSC or any of its Subsidiaries; grant of any stock option or right to purchase shares of capital stock, of or other equity interests in, MFSC or any of its Subsidiaries; issuance of any security convertible into such capital stock or other equity interests; grant of any registration rights; purchase, redemption, retirement or other acquisition by MFSC or any of its Subsidiaries of any shares of any such capital stock or other equity interests; or declaration or payment of any dividend or other distribution or payment respect of shares of capital stock or other equity interests;

          (b) amendment to the Organizational Documents of MFSC or any of its Subsidiaries;

          (c) payment or increase by MFSC or any of its Subsidiaries of any bonuses, salaries, or other compensation to any stockholder, director, officer or (except in the Ordinary Course of Business) employee or entry into any employment, severance or similar Contract with any director, officer or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of MFSC or any of its Subsidiaries;

          (e) damage to or destruction or loss of any asset or property of MFSC or any of its Subsidiaries, whether or not covered by insurance, that would have a Material Adverse Effect on MFSC or any of its Subsidiaries;

          (f) entry into, termination or acceleration of, or receipt of notice of termination of (i) any material license, distributorship, dealer, sales representative, joint venture, credit or similar agreement or (ii) any Contract or transaction involving a Liability by or to MFSC or any of its Subsidiaries of at least $10,000;

          (g) sale (other than sales in the Ordinary Course of Business), lease or other disposition of any material asset or property of MFSC or any of its Subsidiaries or mortgage, pledge or imposition of any lien or other Encumbrance on any material asset or property of MFSC or any of its Subsidiaries, including the sale, lease or other disposition of any of the MFSC Intellectual Property Assets;

          (h) delay or failure to repay when due any obligation, including without limitation, accounts payable and accrued expenses;

          (i) accrual of any expenses except for such accruals in the ordinary Course of Business;

          (j) capital expenditures in excess of $10,000;

                         (k) cancellation or waiver of any claims or rights with a value to MFSC or any of its Subsidiaries in excess of $10,000;

                         (l) any payment, discharge or satisfaction of any Liability by MFSC or any of its Subsidiaries, other than the payment, discharge or satisfaction of Liabilities, in the Ordinary Course of Business;

                         (m) incurrence of or increase in, any Liability, except in the Ordinary Course of Business, or any deferred payment of or failure to pay when due, any Liability;

                         (n) material change in the accounting methods used by MFSC or any of its Subsidiaries; or

                         (o) agreement, whether oral or written, by MFSC or any of its Subsidiaries to do any of the foregoing.

                    5.16 Contracts; No Defaults.

                         (a) Schedule 5.16 contains a complete and accurate list, and MFSC made available to CSR true and complete copies, of:

                             (i) each written Applicable Contract that involves
                    performance of services or delivery of goods by MFSC or any of its Subsidiaries of an amount or value, individually or, for a series of related Applicable Contracts, in the aggregate, in excess of $10,000;

                             (ii) each Applicable Contract that involves
                    performance of services or delivery of goods or materials to MFSC or any of its Subsidiaries of an amount or value, individually or, for a series of related Applicable Contracts, in the aggregate, in excess of $20,000;

                             (iii) each Applicable Contract that was not entered
                    into in the Ordinary Course of Business and that involves expenditures of MFSC or any of its Subsidiaries, individually or, for a series of related Applicable Contracts, in the aggregate, in excess of $10,000, or receipts of MFSC or any of its Subsidiaries, individually or, for a series of related Applicable Contracts, in the aggregate, in excess of $20,000;

                             (iv) each lease, rental or occupancy agreement,
                    license, installment and Conditional Sale agreement, and other Applicable Contract of MFSC or any of its Subsidiaries affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sale agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

                             (v) each licensing agreement or other Applicable
                    Contract of MFSC or any of its Subsidiaries with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the MFSC Intellectual Property Assets;

                             (vi) each collective bargaining agreement and other
                    Applicable Contract of MFSC or any of its Subsidiaries to or with any labor union or other employee representative of a group of employees and each other written employment or consulting agreement with any employees or consultants;

                             (vii) each joint venture, partnership and other
                    Applicable Contract of MFSC or any of its Subsidiaries (however named) involving a sharing of profits, losses, costs or liabilities by MFSC or any of its Subsidiaries with any other Person;

                             (viii) each Applicable Contract of MFSC or any of
                    its Subsidiaries containing covenants that in any way purport to restrict the business activity of MFSC or any of its Subsidiaries or any Affiliate of MFSC or any of its Subsidiaries or limit the freedom of MFSC or any of its Subsidiaries or any Affiliate of MFSC or any of its Subsidiaries to engage in any line of business or to compete with any Person;

                             (ix) each Applicable Contract of MFSC or any of its
                    Subsidiaries providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                             (x) each power of attorney that is currently
                    effective and outstanding;

                             (xi) each Applicable Contract entered into other
                    than in the Ordinary Course of Business that contains or provides for an express undertaking by MFSC or any of its Subsidiaries to be responsible for consequential damages;

                             (xii) each Applicable Contract of MFSC or any of
                    its Subsidiaries for capital expenditures in excess of $10,000;

                             (xiii) each Applicable Contract which, to the
                    Knowledge of MFSC, will result in a material loss to MFSC and its Subsidiaries;

                             (xiv) each Applicable Contract between a MFSC or
                    any of its Subsidiaries, on the one hand, and its former or current stockholders, directors, officers and employees, on the other hand (other than standard employment agreements previously furnished to or approved by CSR);

                             (xv) each written warranty, guaranty, and or other
                    similar undertaking with respect to contractual performance extended by MFSC or any of its Subsidiaries other than in the Ordinary Course of Business; and

                             (xvi) each amendment, supplement, and modification
                    (whether oral or written) in respect of any of the foregoing.

                         Schedule 5.16 sets forth reasonably complete details
               concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of MFSC or any of its Subsidiaries under the Contracts, and the place where details relating to the Contracts are located.

                         (b) Except as set forth in Schedule 5.16, no officer,
               director, agent, employee, consultant or contractor of MFSC or any of its Subsidiaries is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant or contractor to (A) engage in or continue any conduct, activity or practice relating to the business of MFSC or any of its Subsidiaries or (B) assign to MFSC or any of its Subsidiaries or to any other Person any rights to any invention, improvement or discovery.

                         (c) Except as set forth in Schedule 5.16, each Contract
               identified or required to be identified in Schedule 5.16 is in full force and effect and is valid and enforceable in accordance with its terms.

                         (d) Except as set forth in Schedule 5.16:

                             (i) each of MFSC and its Subsidiaries is, and at
                    all times since January 1, 1993, has been, in compliance with all material terms and requirements of each material Contract under which MFSC or any of its Subsidiaries has or had any obligation or Liability or by which MFSC or any of its Subsidiaries or any of the assets owned or used by MFSC or any of its Subsidiaries is or was bound;

                             (ii) each other Person that has or had any
                    obligation or Liability under any material Contract under which MFSC or any of its Subsidiaries has or had any rights is, and at all times since January 1, 1993 has been, in compliance with all material terms and requirements of such Contract;

                             (iii) to the Knowledge of MFSC, no event has
                    occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give MFSC or any of its Subsidiaries or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; and

                             (iv) neither MFSC nor any of its Subsidiaries has
                    given to or received from any other Person, at any time since January 1, 1993, any written or, to the Knowledge of MFSC, other notice or other communication regarding any actual, alleged, possible or potential violation or breach of, or default under, any Contract.

                         (e) There are no renegotiations of, attempts to
               renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to MFSC or any of its Subsidiaries under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                         (f) The Contracts relating to the provision of
               products or services by MFSC and its Subsidiaries have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

          5.17 Insurance.

               (a) MFSC has delivered to CSR:

                   (i) a true and complete list of all policies of insurance to which MFSC or any of its Subsidiaries is a party or under which MFSC or any of its Subsidiaries or any director or officer of MFSC or any of its Subsidiaries, is or has been covered at any time within the three years preceding the date of this Agreement; and

                   (ii) any statement by the auditor of the MFSC Financial Statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

               (b) Schedule 5.17 describes:

                   (i) any self-insurance arrangement by or affecting MFSC or any of its Subsidiaries, including any reserves established thereunder; and

                   (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by MFSC or any of its Subsidiaries.

               (c) Schedule 5.17 sets forth, by year, for the current policy year and each of the three preceding policy years:

                   (i) a summary of the loss experience under each policy; and

                   (ii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

               (d) Except as set forth in Schedule 5.17:

                   (i) All policies to which MFSC or any of its Subsidiaries is a party or that provide coverage to MFSC or any of its Subsidiaries or any director or officer of MFSC or any of its Subsidiaries:

                         (A) are valid, outstanding and enforceable in all material respects;

                         (B) taken together, provide adequate insurance coverage for the assets and the operations of MFSC and its Subsidiaries for all risks normally insured against by a Person carrying on the same business as MFSC or any of its Subsidiaries;

                         (C) are sufficient for compliance with all Legal Requirements and Contracts to which MFSC or any of its Subsidiaries is a party or by which it is bound;

                         (D) will continue in full force and effect following the consummation of the Transactions; and

                         (E) do not provide for any retrospective premium adjustment or the experienced-based liability on the part of MFSC or any of its Subsidiaries.

                              (ii) neither MFSC nor any of its Subsidiaries has
               received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                              (iii) To the Knowledge of MFSC, each of MFSC and
               each of its Subsidiaries has given notice to the insurer of all claims that may be insured thereby.

               5.18 Environmental Matters.

                    Except as set forth in Schedule 5.18:

                    (a) Each of MFSC and its Subsidiaries is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law, except where such non compliance or violations would not, individually or in the aggregate, have a Material Adverse Effect on MFSC or any of its Subsidiaries. To the Knowledge of MFSC, none of MFSC and its Subsidiaries has any basis to expect, nor has it or any other Person for whose conduct MFSC or any of its Subsidiaries is or may be held to be responsible received, any actual or Threatened order or written or other notice or communication from (i) any Governmental Body or private citizen acting in the public interest or
     (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which MFSC or any of its Subsidiaries has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by MFSC, any of its Subsidiaries or any other Person for whose conduct MFSC or any of its Subsidiaries is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

                    (b) There are no pending or Threatened claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting (i) to the Knowledge of MFSC, any of the Facilities or (ii) any other properties and assets (whether real, personal or mixed) in which MFSC or any of its Subsidiaries has or had an interest.

                    (c) Neither MFSC and its Subsidiaries nor any other Person for whose conduct MFSC or any of its Subsidiaries is or may be held responsible, has received any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual or potential violation or failure to comply with any Environmental Law, or of any alleged, actual or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which MFSC or any of its Subsidiaries has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by MFSC or any of its Subsidiaries or any other Person for whose conduct MFSC or any of its Subsidiaries is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

               (d) Neither MFSC and its Subsidiaries nor any other Person for whose conduct MFSC or any of its Subsidiaries is or may be held responsible, has any Environmental, Health and Safety Liabilities with respect to the Facilities or, to the Knowledge of MFSC, with respect to any other properties and assets (whether real, personal or mixed) in which MFSC or any of its Subsidiaries (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

               (e) To the Knowledge of MFSC, there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, dumps or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. None of MFSC, any of its Subsidiaries, any other Person for whose conduct MFSC or any of its Subsidiaries is or may be held responsible, or, to the Knowledge of MFSC, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal or mixed) in which MFSC or any of its Subsidiaries has or had an interest.

               (f) To the Knowledge of MFSC, there has been no Release or Threat of Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal or mixed) in which MFSC or any of its Subsidiaries has or had an interest, or, to the Knowledge of MFSC, any geologically or hydrologically adjoining property, whether by MFSC, any of its Subsidiaries or any other Person.

               (g) MFSC has delivered to CSR true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by MFSC or any of its Subsidiaries pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities or concerning compliance by MFSC, any of its Subsidiaries or any other Person for whose conduct it is or may be held responsible with Environmental Laws.

          5.19 Labor Relations; Compliance; Employees. Except as set forth in
     Schedule 5.19, since January 1, 1993, neither MFSC nor any of its Subsidiaries has been nor is a party to any collective bargaining or other labor Contract. Except as set forth in Schedule 5.19, since January 1, 1993, there has not been, there is not presently pending or existing, and, to the Knowledge of MFSC, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting MFSC or any of its Subsidiaries relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Body, organizational activity or other labor or employment dispute against or affecting MFSC or any of its Subsidiaries or their respective premises or
     (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by MFSC or any of its subsidiaries, and no such action is contemplated by MFSC or any of its Subsidiaries. Except as set forth in
     Schedule 5.19, MFSC and each of its Subsidiaries have complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing. Except as set forth in Schedule 5.19, none of MFSC and its Subsidiaries is liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements. Schedule 5.19 sets forth the names of all Persons employed by MFSC or any of its Subsidiaries who are expected to receive more than $100,000 annualized cash compensation for the 1997 calendar year from MFSC or any of its Subsidiaries (including without limitation, salary, commission and bonus) and who are expected to be employed by MFSC or any of its Subsidiaries on the Effective Date. Except as set forth in Schedule 5.19, neither MFSC nor any of its Subsidiaries has entered into any severance or similar arrangement in respect of any personnel that provides for any obligation (absolute or contingent) of MFSC or any of its Subsidiaries or any other Person to make any payment to any such personnel following termination of employment.

          5.20 MFSC Intellectual Property.

               (a) MFSC Intellectual Property Assets. The term "MFSC Intellectual Property Assets" includes:

                         (i) the name "Mega Force" and all fictional business names, trade names, registered and unregistered trademarks, service marks and applications owned by, used by or licensed to MFSC or any of its Subsidiaries (collectively, "the Marks");

                         (ii) all of the patents, patent applications and inventions and discoveries that may be patentable of MFSC or any of its Subsidiaries (collectively, the "MFSC Patents");

                         (iii) all of the copyright rights in both published works and unpublished works of MFSC or any of its Subsidiaries (collectively, "the MFSC Copyrights"); and

                         (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints owned, used or licensed by MFSC or any of its Subsidiaries as licensee or licenser (collectively, "the Trade Secrets").

               (b) Agreements. Schedule 5.20 contains a complete and accurate list and summary description, including any royalties paid or received by MFSC or any of its Subsidiaries, of all Contracts relating to the MFSC Intellectual Property Assets to which MFSC or any of its Subsidiaries is a party or by which MFSC or any of its Subsidiaries is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which MFSC or any of its Subsidiaries is the licensee. There are no outstanding and, to the Knowledge of MFSC, no Threatened disputes or disagreements with respect to any such contract.

               (c) Know-How Necessary for the Business. The MFSC Intellectual Property Assets are all those necessary for the operation of the business of MFSC or any of its Subsidiaries as it is currently conducted. MFSC (or one or more of its Subsidiaries) is the owner of such right, title and interest in and to each of the MFSC Intellectual Property Assets as is necessary to conduct the business of MFSC and its Subsidiaries.

                    (d) MFSC Patents. Neither MFSC nor any of its Subsidiaries has been issued any MFSC Patents or has any MFSC Patents pending and no MFSC Patents are necessary or currently used by MFSC or any of its Subsidiaries to conduct its business as it is presently conducted. No process or know-how used by MFSC or any of its Subsidiaries is known to infringe or is alleged to infringe any patent or other proprietary right of any other Person.

                    (e) Trademarks.

                        (i) Schedule 5.20 contains a complete and accurate list
               and summary description of all the Marks of MFSC and its Subsidiaries. Except as set forth in Schedule 5.20, MFSC (or one or more of its Subsidiaries) is the owner of such right, title and interest in and to each of the Marks as is necessary to conduct the business of MFSC and its Subsidiaries, free and clear of all liens, security interests, charges, Encumbrances, equities and other adverse claims.

                        (ii) All the Marks of MFSC and its Subsidiaries that
               have been registered with the United States Patent and Trademark Office are, to the Knowledge of MFSC, currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing.

                        (iii) Except as set forth in Schedule 5.20, no Mark of
               MFSC and its Subsidiaries has been or is now involved in any opposition, invalidation or cancellation and, to the Knowledge of MFSC, no such action is Threatened with the respect to any of the Marks of MFSC and its Subsidiaries.

                        (iv) Except as set forth in Schedule 5.20, to the
               Knowledge of MFSC, there is no potentially interfering trademark or trademark application of any third party.

                        (v) Except as set forth in Schedule 5.20, no Mark of
               MFSC or any of its Subsidiaries is infringed or, to the Knowledge of MFSC, has been challenged or threatened in any way. None of the Marks of MFSC and its Subsidiaries used by MFSC or any of its Subsidiaries is known to infringe or is alleged to infringe any trade name, trademark or service mark of any third party.

                        (vi) All products and materials containing a Mark of
               MFSC and its Subsidiaries bear the proper federal registration notice where required or permitted by law.

                    (f) MFSC Copyrights.

                        (i) Schedule 5.20 contains a complete and accurate list
               and summary description of all the MFSC Copyrights. MFSC (or one or more of its Subsidiaries) is the owner of such right, title and interest in and to each of the MFSC Copyrights as is necessary to conduct the business of MFSC and its Subsidiaries, free and clear of all material liens, security interests, charges, Encumbrances, equities and other adverse claims.

                        (ii) All the material MFSC Copyrights that have been
               registered are currently in compliance with formal legal requirements, are valid and enforceable and are not



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
          subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.


                         (iii) No MFSC Copyright is infringed or, to the Knowledge of MFSC, has been challenged or threatened in any way. None of the subject matter of any of the MFSC Copyrights is known to infringe or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

               (g) MFSC Trade Secrets. Neither MFSC nor any of its Subsidiaries has any MFSC Trade Secrets and no MFSC Trade Secrets are necessary or currently used by MFSC or any of its Subsidiaries to conduct its business as it is presently conducted.

          5.21 Certain Payments. To the Knowledge of MFSC, since January 1, 1993, none of MFSC and its Subsidiaries, nor any director, officer, agent or employee of MFSC or any of its Subsidiaries or any other Person affiliated with or acting for or on behalf of MFSC or any of its Subsidiaries, has directly or indirectly, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of MFSC or any of its Subsidiaries or any Affiliate of MFSC or any of its Subsidiaries or (iv) in violation of any Legal Requirement or (b) established or maintained any fund or asset that has not been recorded in the books and records of MFSC or any of its Subsidiaries.

          5.22 No Other Agreements to Sell Assets or Capital Stock of MFSC or any of its Subsidiaries. Except as set forth in Schedule 5.22, neither
     MFSC nor any of its Subsidiaries, nor any officers, directors or Affiliates of MFSC and its Subsidiaries have any commitment or legal obligation, absolute or contingent, to any other Person or firm, other than as contemplated by the Transactions, to sell, assign, transfer or effect a sale of any of the assets (other than inventory and products in the Ordinary Course of Business), to sell or effect a sale of the capital stock or other equity interests of MFSC or any of its Subsidiaries, to effect any merger, consolidation, liquidation, dissolution or other reorganization of MFSC or any of its Subsidiaries, to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

          5.23 Relationships with Related Persons. Except as set forth in
     Schedule 5.23, none of MFSC and its Subsidiaries, nor any of their respective Related Persons is or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in a Person that has (i) had business dealings or a material financial interest in any transaction with MFSC or any of its Subsidiaries other than business dealings or transactions conducted in the Ordinary Course of Business with MFSC or any of its Subsidiaries at substantially prevailing market prices and on substantially prevailing market terms or (ii) engaged in a business competing with MFSC or any of its Subsidiaries with respect to any line of the products or services of MFSC or any of its Subsidiaries in any market presently served by MFSC or any of its Subsidiaries, except for less than one percent (1%) of the outstanding capital stock of any such competing business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 5.23, no Related Person of MFSC or any of its Subsidiaries is a party to any Contract with, or has any claim or right against, MFSC or any of its Subsidiaries.

               5.24 Customers and Suppliers. Schedule 5.24 contains a complete and accurate list of the twenty-five (25) largest suppliers and twenty-five
     (25) largest customers of MFSC and its Subsidiaries during the first six months of 1997, showing the approximate total purchases by MFSC and its Subsidiaries from each such supplier during such fiscal year and the total sales by MFSC and its Subsidiaries to each such customer during such fiscal year. To the Knowledge of MFSC, since the date of the MFSC Balance Sheets, there has been no Material Adverse Change in the business relationship with any supplier or customer named in Schedule 5.24 and no threat or indication that any such change is reasonably foreseeable.

               5.25 Bank Accounts, Powers of Attorney. Schedule 5.25 sets forth an accurate and complete list showing the name and address of each bank in which MFSC or any of its Subsidiaries has any account, safe deposit box, borrowing arrangement or certificate of deposit, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto.

               5.26 Brokers and Finders; Advisors. Neither MFSC nor any of its Subsidiaries nor their respective agents have incurred any obligation or Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. MFSC agrees to indemnify CSR against and to hold CSR harmless from, any claims for brokerage or similar commission or other compensation which may be made against CSR or MFSC and its Subsidiaries by any third party in connection with the Transactions, which claim is based upon such third party having acted as broker, finder, investment banker, advisor, consultant or appraiser or in any similar capacity on behalf of MFSC or any of its Subsidiaries or any of their respective Affiliates.

               5.27 Disclosure. No representation or warranty of MFSC in this Agreement and no statement in the Disclosure Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VI.

                            COVENANTS OF THE PARTIES



               6.1 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

               6.2 Access and Investigation. Between the date of this Agreement and the Closing, each Party hereto will (a) afford each other Party and its Representatives and prospective lenders and their Representatives (collectively, "Advisors") full and free access to such Party's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish such Party and its Advisors with copies of all such contracts, books and records, and other existing documents and data as they may reasonably request, and (c) furnish such Party and its Advisors with such additional financial, operating, and other data and information as they may reasonably request.


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

               6.3 Operation of Business. Between the date of this Agreement and the Closing, each Party will:

                   (a) conduct its business only in the Ordinary Course of
               Business;

                   (b) use its Best Efforts to preserve intact its current
               business organization, keep available the services of its current officers, employees, and agents, and maintain the relations and good will with its suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with it;

                   (c) confer with the other Parties concerning operational
               matters of a material nature; and

                   (d) otherwise report periodically to the other Parties
               concerning the status of its business, operations, and finances.

               6.4 Negative Covenants.

                    (a) Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing, CSR will not, without the prior consent of MFSC, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 4.15 is likely to occur.

                    (b) Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing, MFSC will not, without the prior consent of CSR, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 5.15 is likely to occur.

                    6.5 Required Approvals. As promptly as practicable after the date of this Agreement, each Party will make all filings required by Legal Requirements to be made by it in order to consummate the Transactions (including all required filings under the HSR Act, if any). Between the date of this Agreement and the Closing, the Parties will (a) cooperate with respect to all filings that they may elect to make or may be required by Legal Requirements to make in connection with the Transactions, (b) cooperate in obtaining an exemption from registration of the Merger Consideration to be issued to MFSC Stockholders and CSR Stockholders under the Securities Act and all applicable state securities laws, and (c) cooperate in obtaining all consents identified in Schedules 4.2 or 5.2 (including taking all actions requested to cause early termination of any applicable waiting period under the HSR Act).

                    6.6 Notification. Between the date of this Agreement and the Closing, each Party will promptly notify each other Party hereto in writing if such Party becomes aware of any fact or condition that causes or constitutes a Breach of any of its representations and warranties as of the date of this Agreement, or if such Party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition; provided, however, that such disclosure shall not be deemed to cure any Breach of a representation or warranty. Should any such fact or condition require any change in the Disclosure Schedules if such Disclosure Schedules were dated prior to the date of the occurrence or discovery of any such fact or condition, the


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
     discovering Party will promptly deliver to each other Party a supplement to the Disclosure Schedules specifying such change. During the same period, each Party of to this Agreement will promptly notify each other Party hereto of the occurrence of any Breach of any covenant or agreement by such Party in this Article VI or of the occurrence of any event that may make the satisfaction of the conditions in Articles VII and VIII impossible or unlikely; provided, however, that such disclosure shall not be deemed to cure any Breach of a covenant or agreement or to satisfy a condition. Each Party shall promptly notify each other Party of any default, the threat or commencement of any Proceeding or any development that occurs before the Closing that could in any way materially effect such Party, the business or assets of such Party or the ability of such Party to consummate the Transactions.

               6.7 Payment of Indebtedness by Related Persons. Each Party will cause all indebtedness owed to such Party by its shareholders or any Related Person to be paid in full prior to Closing, except that MFSC and CSR shall allow the indebtedness of Ronald Stone to MFSC described in the note extension agreement, substantially in the form of Exhibit F, to remain outstanding pursuant to the terms set forth therein.

               6.8 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article IX, none of the Parties to this Agreement nor their respective Representatives will directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than the other Parties hereto) relating to any transaction involving the sale of all or a substantial portion of its business or assets (other than in the Ordinary Course of Business) or any of its capital stock, or any merger, consolidation, business combination or similar transaction involving such Party (each such transaction referenced to herein as a "Proposed Acquisition Transaction"). Each of the Parties to this Agreement will immediately notify each other Party hereto if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify such other Parties of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party. The disclosing Party shall also provide each other Party hereto with a copy of any offer.

               6.9 Best Efforts. Between the date of this Agreement and the Closing, each of the Parties to this Agreement will use its Best Efforts to cause the conditions in Articles 8 and 9 to be satisfied.

               6.10 MFSC Stockholders' Approval. MFSC agrees to promptly hold a meeting of its stockholders, or receive the written consent of its stockholders in lieu of a meeting, in order for such stockholders to approve the Transactions (including, without limitation, the issuance of the Merger Consideration) and the Transaction Documents as required by applicable law.

               6.11 CSR Stockholders' Approval. CSR agrees to promptly hold a meeting of its stockholders, or receive the written consent of its stockholders in lieu of a meeting, in order for such stockholders to approve the Transactions, this Agreement and the other Transaction Documents.

               6.12 Board of Directors; Officers. Effective on the Effective Date, MFSC agrees to use all reasonable efforts to cause MFSC's Board of Directors to be increased to ten (10) directors and have nominated and elected as directors ten (10) individuals nominated in the manner set forth in the Stockholders Agreement;

               6.13 Certificate of Merger. CSR and MFSC shall take all actions necessary to cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware.

               6.14 Purchase of Ronald Stone Stock. Immediately following the Effective Time and on the Effective Date, MFSC shall purchase Ninety Six Thousand Five Hundred Sixty Six (96,566) shares of MFSC Common Stock from
     H. Ronald Stone and Sixty Four Thousand Three Hundred Seventy Eight (64,378) shares of MFSC Voting Common Stock from Jerry Stone for the purchase price and pursuant to the terms set forth in the stock purchase agreements substantially in the form of Exhibit E.

               6.15 Payment to Christopher N. Jones. Immediately following the Effective Time and on the Effective Date, MFSC shall pay to Christopher N. Jones the sum of Five Hundred Thousand Dollars ($500,000) pursuant to the terms set forth in the agreement with Christopher N. Jones substantially in the form of Exhibit J.

                                  ARTICLE VII.

               CONDITIONS PRECEDENT TO CSR'S OBLIGATION TO CLOSE

                     CSR's obligation to take the actions required to be taken by CSR at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by CSR, in whole or in part):

               7.1 Accuracy of Representations. All of the representations and warranties of MFSC in this Agreement (considered collectively), and each of such representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing as if made on the Closing, without giving effect to any supplement to the Disclosure Schedules.

               7.2 MFSC's Performance.

                    (a) All of the covenants and obligations that MFSC is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                    (b) Each document required to be delivered by MFSC pursuant to Section 3.2. must have been delivered and be in full force and effect.

               7.3 Consents. Each of the Consents identified in Schedule 5.2 must have been obtained and must be in full force and effect. This Agreement, the other Transaction Documents and the Merger and the other Transactions shall have received the approval of the MFSC Stockholders.



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
               7.4 Additional Documents. MFSC shall have delivered such documents as CSR may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of MFSC, (ii) evidencing the performance by MFSC of, or the compliance by MFSC with, any covenant or obligation required to be performed or complied with by MFSC, (iii) evidencing the satisfaction of any condition referred to in this Article VII, or(iv) otherwise facilitating the consummation of any of the Transactions.

               7.5 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the exchange of Merger Consideration and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

               7.6 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against CSR, or against any Person affiliated with CSR, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Transactions.

               7.7 No Prohibition. Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause CSR, the Surviving Corporation or any of their Affiliates to suffer any material adverse consequence under
     (a) any applicable Legal Requirement or Order, including the HSR Act and federal and state securities laws, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

               7.8 HSR Act. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

               7.9 Financing. CSR and MFSC shall have secured the financing required to consummate the Merger and the other Transactions, upon terms and subject to conditions reasonably satisfactory to them.

               7.10 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, MFSC or any of its Subsidiaries, or (b) is entitled to all or any portion of the Merger Consideration payable for the MFSC Non-Voting Common Stock.

                                 ARTICLE VIII.

               CONDITIONS PRECEDENT TO MFSC'S OBLIGATION TO CLOSE

               MFSC's obligation to issue the Merger Consideration and to take the other actions required to be taken by MFSC at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by MFSC, in whole or in part):

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
               8.1 Accuracy of Representations. All of the representations and warranties of CSR in this Agreement (considered collectively), and each of such representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing as if made on the Closing, without giving effect to any supplement to the Disclosure Schedules.

               8.2 CSR's Performance.

                    (a) All of the covenants and obligations that CSR is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                    (b) Each document required to be delivered by CSR pursuant to Section 3.2 must have been delivered and be in full force and effect.

               8.3 Consents. Each of the Consents identified in Schedule 4.2 must have been obtained and must be in full force and effect. This Agreement, the other Transaction Documents and the Merger and the other Transactions shall have received the approval of the CSR Stockholders.

               8.4 Additional Documents. CSR shall have delivered such documents as MFSC may reasonably request for the purpose of (i) evidencing the accuracy of any of CSR's representations and warranties, (ii) evidencing the performance by CSR of, or the compliance by CSR's with, any covenant or obligation required to be performed or complied with by CSR, (iii) evidencing the satisfaction of any condition referred to in this Article VIII, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

               8.5 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the exchange of the Merger Consideration and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

               8.6 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against MFSC, or against any Person affiliated with MFSC, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

               8.7 No Prohibition. Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause CSR, the Surviving Corporation or any of their Affiliates to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, including the HSR Act and federal and state securities laws, or (b) any Legal Requirement or Order that has been published, introduced or otherwise formally proposed by or before any Governmental Body.

               8.8 HSR Act. All applicable waiting periods (and any extensions thereof under the HSR Act shall have expired or otherwise been terminated.

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
               8.9 Financing. CSR and MFSC shall have secured the financing required to consummate the Merger and the other Transactions, upon terms and subject to conditions reasonably satisfactory to them.

               8.10 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, CSR or any of its Subsidiaries, or (b) is entitled to all or any portion of the Merger Consideration payable for the CSR Common Stock or CSR Preferred Stock.

                                 ARTICLE IX.

                                 TERMINATION

               9.1  Termination Events.

                    This Agreement may, by notice given prior to or at the Closing, be terminated:


                    (a) by either MFSC or CSR if (i) a Breach of any provision of this Agreement has been committed by the other Party or its Affiliates and such Breach has not been expressly waived in writing or (ii) if the CSR Dissenting Shares account for 10% or more of the CSR Common Stock or if the MFSC Dissenting Shares account for 10% or more of the MFSC Common Stock;

                    (b) (i) by MFSC if any of the conditions in Article VIII have not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of MFSC to comply with its obligations under this Agreement) and MFSC has not expressly waived such condition in writing on or before the Closing, or
     (ii) by CSR, if any of the conditions in Article VII has not been satisfied of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of CSR to comply with its obligations under this Agreement) and CSR has not expressly waived such condition in writing on or before the Closing;

                   (c) by mutual consent of MFSC and CSR; or

                   (d) by either MFSC or CSR if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 1997, or such later date as the Parties may agree upon.

               9.2 Effect of Termination.

                   Each Party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the Parties under this Agreement will terminate, except that the obligations in Sections 10.2, 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a Party because of the Breach of this Agreement by the other Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's



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
     failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE X.

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATIONS

          10.1 Survival Representations, Etc.

                    All statements contained in the Disclosure Schedules or in any certificate, schedule, exhibit or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Parties hereunder. The representations and warranties shall survive the Closing for a period of
     (a) 60 days following the delivery to MFSC of the consolidated fiscal-year audit of MFSC for the second full year after the Closing; provided, however, that the representations and warranties contained in Sections 4.10, 4.12, 4.18, 5.10, 5.12 and 5.18 shall terminate sixty (60) days after the expiration of the applicable statute of limitations with respect to the Liabilities in question (giving affect to any extensions or waivers thereof). The termination of the representations and warranties provided herein shall not affect the rights of a Party in respect of any Claim made by such Party in a writing received by the other Party prior to the expiration of the applicable survival period provided above.

          10.2 Indemnification's.

               (a) CSR Breach. If the Merger is consummated, the Surviving Corporation shall indemnify, save and hold harmless the MFSC Stockholders and their Affiliates (collectively, such indemnified Persons are the "MFSC Indemnified Parties") in the manner set forth in Section 10.2(e) below, from and against any and all costs, losses (including, without limitation, diminution in value), Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, costs of mitigation, any clean-up, remedial correction or responsive action, damages to the Environment, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any Breach of any representation or warranty or the inaccuracy of any representation made by CSR in or pursuant to this Agreement; (ii) any Breach of any covenant or agreement made by CSR in or pursuant to this Agreement; or (iii) any Breach of any of the Transaction Documents by CSR or the CSR Stockholders.

               The term "Damages" as used in this Section 10.2 is not limited to matters asserted by third parties against any indemnified party, but includes Damages incurred or sustained by an indemnified party in the absence of third party claims. Payments by any indemnified party of amounts for which such indemnified party is indemnified hereunder shall not be a condition precedent to recovery. The rights and remedies provided in this
     Article X shall be exclusive as to any Damages incurred by a Party under this Agreement; provided, however, that nothing herein shall preclude a Party from exercising its rights under this Agreement and applicable law to seek equitable remedies, including without limitation, specific performance and injunctions; provided, further, that nothing herein shall preclude a Party from exercising its rights under this Agreement and applicable law to seek any Damages in the event that the Merger is not consummated.



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
                    (b) MFSC Breach. If the Merger is consummated, the Surviving Corporation shall indemnify, save and hold harmless the CSR Stockholders and their Affiliates (collectively, such indemnified Persons are the "CSR Indemnified Parties") in the manner set forth in Section 10.2(e) below, from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any Breach of any representation or warranty or the inaccuracy of any representation made by MFSC in or pursuant to this Agreement; (ii) any Breach of any covenant or agreement made by MFSC in or pursuant to this Agreement; or (iii) any Breach of any of the Transaction Documents by MFSC or the MFSC Stockholders.

                   (c) Cooperation. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and its Representatives in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in negotiations, arbitrations and the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The Parties shall cooperate with each other in any notifications to insurers.

                   (d) Defense of Claims. If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.2. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within five
     (5) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such lawsuit or action, which compromise or settlement shall be made only with the written consent of the indemnified park, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such lawsuit or action within fifteen (15) calendar days after receipt of the Claim
     Notice, the indemnified party against which such lawsuit or action has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such lawsuit or action on behalf of and for the account and risk of the indemnifying party; provided, however, that such lawsuit or action shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnified party settles or compromises such lawsuit or action without the written consent of the indemnifying party, the indemnifying party shall not have any liability hereunder for or with respect to such lawsuit or action. In the event the indemnified party assumes the defense of the lawsuit or action, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.2 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

                    (e) Make Whole Distributions. Notwithstanding anything to the contrary contained in this Article X, all indemnification for Damages under this Article X shall be made or paid as set forth in this Section 10.2(e). If either the MFSC Stockholders or the CSR Stockholders incur any Damages as a result of the incidents described in 10.2(a)(i) through (iii) or 10.2(b)(i) through (iii), respectively, the sole remedy for all indemnification claims shall be a claim against MFSC and Damages shall be paid by means of a Make-Whole Distribution. A "Make-Whole Distribution" shall be the issuance by MFSC to the MFSC Indemnified Parties or the CSR Indemnified Parties, as applicable, of such number of shares of common stock of the Surviving Corporation (the "Distributed Assets") as is necessary so that the aggregate value of the Distributed Assets issued to the applicable indemnified parties after the Make-Whole Distribution is equal to the Damages incurred by the applicable indemnified parties. For purposes of the Make-Whole Distributions made pursuant to this Section 10.2(e), the Parties specifically agree that each share of common stock of the Surviving Corporation shall be worth Ten Dollars ($10) (which is the value used to determine the Merger Consideration). The parties intend that any Make-Whole Distributions payable hereunder shall be treated as an adjustment to the Merger Consideration.

                    (f) Representatives. No individual Representative of any Party shall be personally liable for any Damages under the provisions contained in this Section 10.2. Nothing herein shall relieve any Party of any liability to make any payment expressly required to be made by such Party pursuant to this Agreement.

                    (g) Limitation on Indemnity/Commitments.

                        (i) The indemnification obligation of the Surviving
              Corporation with respect to any Breach of any representation or warranty under Sections 10.2(a)(i) and 10.2(b)(i) hereof shall be limited to Claims for Damages made prior to the last date of survival thereof.

                        (ii) The MFSC Indemnified Parties may not seek
              indemnification under Section 10.2(a)(i) or (iii) until the aggregate amount of Damages relating to such Claims for which the MFSC Indemnified Parties are seeking indemnification exceeds Five Hundred Thousand Dollars ($500,000); provided, however, in the event that the aggregate amount of Damages for which the MFSC Indemnified Parties are seeking indemnification exceeds such amount, the MFSC Indemnified Parties may recover the full amount of such Damages.

                        (iii) The CSR Indemnified Parties may not seek
              indemnification under Section 10.2(b)(i) or (iii) until the aggregate amount of Damages for which the CSR Indemnified Parties are seeking indemnification exceeds Five Hundred Thousand Dollars ($500,000); provided, however, in the event that the aggregate amount of Damages for which the CSR Indemnified Parties are seeking indemnification exceeds such amount, the CSR Indemnified Parties may recover the full amount of such Damages.

                    (iv) Neither (a) the termination of the representations or warranties contained herein, nor (b) the expiration of the indemnification obligations described above, will affect the rights of a Person in respect of any Claim made by such Person received by the indemnifying Party prior to the expiration of the applicable survival period provided herein.

               (h) Arbitration. Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the Parties after the Closing concerning the indemnities provided for hereby, the Parties agree that such dispute shall be submitted to binding arbitration in New York, New York, before a single arbitrator selected by and in accordance with the then rules of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). The arbitrator shall apply Delaware substantive law and the New York Evidence Code to the arbitration proceeding. The arbitrator shall have the power to grant all legal and equitable remedies and award compensatory damages provided by Delaware law, excluding only the power to award punitive damages. The arbitrator shall prepare in writing and provide to the parties an award indicating factual findings and the reasons on which the decision is based. The fees and costs of JAMS shall be allocated between the parties hereto as the arbitrator determines in his or her sole discretion.

                                  ARTICLE XI.

                               GENERAL PROVISIONS

               11.1 Expenses.

                    Except as otherwise expressly provided in this Agreement, upon consummation of the Merger, MFSC will pay each Party's expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. If this Agreement is terminated without the Merger being consummated, then each Party will bear its own expenses, provided that the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a Breach by another Party.

               11.2 Public Announcements.

                    Any public announcement or similar publicity with respect to this Agreement or the Transactions will be issued, if at all, at such time and in such manner as MFSC and CSR jointly determine. Unless consented to by MFSC and CSR in advance or required by Legal Requirements, prior to the Closing the Parties hereto shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. CSR and MFSC will consult with each other concerning the means by which the employees, customers, and suppliers and others having dealings with CSR or MFSC will be informed of the Transactions, and both MFSC and CSR will have the right to be present for any such communication.

               11.3 Confidentiality.

               Between the date of this Agreement and the Closing, MFSC and CSR will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral or other information obtained in confidence from another party or in connection with this Agreement or the Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

               If the Transactions are not consummated, each Party will return or destroy as much of such written information as the other Party may reasonably request. Whether or not the Closing takes place, each Party waives any cause of action, right or claim arising out of the access of the other Parties or their respective Representatives to any trade secrets or other confidential information of such Party except for the intentional competitive misuse by any other Party of such trade secrets or confidential information.

               11.4 Notices.

                    All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):


              CSR:        CSR, Inc.
                          310 South Street, P.O. Box 1913
                          Morristown, NJ 07962-1913
                          Attention: Conor Mullett
                          Telephone: (973) 898-0290
                          Telecopy: (973) 829-0840

                     With a copy to:

                          Paul D. Tosetti, Esq.
                          Latham & Watkins
                          633 W. Fifth Street, Suite 4000
                          Los Angeles, CA 90071-2007
                          Telephone: (213) 485-1234
                          Telecopy: (213) 891-8763

              MFSC:       Mega Force Staffing Companies, Inc.
                          1001 Hay Street
                          P.O. Drawer 53449
                          Fayetteville, NC 28305-3449
                          Attention: Jerry F. Stone
                          Telephone: (910) 484-5313
                          Facsimile No.: (910) 484-5974
         with a copy to:          Moore & Van Allen, PLLC
                                  One Hannover Square, Suite 1700
                                  P.O. Box 26507
                                  Raleigh, North Carolina 27611
                                  Attention: Martin H. Brinkley, Esq
                                  Telephone: (919) 828-4481
                                  Facsimile No.: (919) 828-4254

         and after the
         Effective Time, to:      Paul D. Tosetti, Esq.
                                  Latham & Watkins
                                  633 W. Fifth Street, Suite 4000
                                  Los Angeles, CA 90071-2007
                                  Telephone: (213) 485-1234
                                  Telecopy: (213) 891-8763

               11.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against each of the Parties in the courts of the State of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

               11.6 Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

               11.7 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

               11.8 Assignments, Successors, and No Third Party Rights. Neither Party may assign any of its rights under this Agreement without the prior consent of the other Party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the


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

     benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

               ll.9 Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, in no event shall any party hereto be liable for any incidental or consequential damages occasioned by any failure to perform or the breach of any obligation under this Agreement.

               ll.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

               ll.ll Section Headings, Construction. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

               11.12 Time of Essence. With regard to all data and time periods set forth or referred to in this Agreement, time is of the essence.

               11.13 Governing Law. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

               11.14 Attorneys' Fees. If any proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with or arising out of any of the provisions of this Agreement, the prevailing party shall be entitled to recover such party's reasonable attorneys' fees and other costs incurred in such proceeding in addition to any other relief to which such party may be entitled.

               ll.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


                            (signature page follows)

               IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.


                                            "CSR"


                                            CSR, INC.



                                            By: /s/ CONOR MULLETT
                                                ----------------------------
                                            Name:   Conor Mullett
                                            Title:  Vice President



                                            "MFSC"


                                             MEGA FORCE STAFFING COMPANIES, INC.


                                             By: /s/ H. RONALD STONE
                                                ----------------------------
                                             Name:   H. Ronald Stone
                                             Title:  CEO-PR



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